AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BLINK COUTURE, INC.,

LATITUDE GLOBAL ACQUISITION CORP.

AND

LATITUDE GLOBAL, INC.

DATED AS OF NOVEMBER 10, 2011

i

3.23.	Full Disclosure	16
3.24.	Real Property Leases	16
3.25.	Insurance	17
3.26.	Employee Benefits	17
3.27.	Board of Directors Action	17
3.28.	Articles of Incorporation, Bylaws, and Minute Books	17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB		17

4.1.	Organization and Qualification; Subsidiaries	17
4.2.	Equity Investment	18
4.3.	Authority to Execute and Perform Agreement	18
4.4.	Binding Effect	18
4.5.	Capitalization	18
4.6.	Board Approval	19
4.7.	SEC Reports and Financial Statements	20
4.8.	No Material Adverse Change	20
4.9.	Books and Records	21
4.10.	Litigation	21
4.11.	Absence of Liabilities	21
4.12.	Title to Properties; Absence of Liens	21
4.13.	Compliance with Laws	21
4.14.	Intellectual Property	21
4.15.	Non-Contravention	21
4.16.	Consents and Approvals	21
4.17.	Material Contracts	22
4.18.	Taxes	22
4.19.	Environmental Matters	24
4.20.	Real Property	24
4.21.	Broker’s Fees	24
4.22.	Labor Matters	24
4.23.	Articles of Incorporation, Bylaws, and Minute Books	24
4.24.	Full Disclosure	24

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES		25

5.1.	Actions Pending Closing	25
5.2.	Merger Sub Stockholders’ Approval	27
5.3.	LG Stockholders’ Approval	27
5.4.	Efforts; Consents	27
5.5.	Filing of Tax Returns; Payment of Taxes	27
5.6.	Access to Information	28
5.7.	Confidentiality	28
5.8.	Notification of Certain Matters	29
5.9.	Non-Solicitation	29
5.10.	Further Assurances	30
5.11.	Public Disclosure	30
5.12.	Board of Directors	30

5.13.	Compliance with Securities Laws Relating to the Issuance of the Merger Shares	30
5.14.	Reorganization	31
5.15.	Reasonable Commercial Efforts and Further Assurances	31
5.16.	Indemnification	31
5.17.	Payment of Certain Expenses by LG	31
5.18.	Survival of Representations	32
5.19.	Recapitalization of Company Common Stock	32

ARTICLE VI CONDITIONS TO CLOSING		32

6.1.	Conditions to Each Party’s Obligations to Consummate the Transactions	32
6.2.	Conditions to Obligations of the Company and Merger Sub to Consummate the Transactions.	33
6.3.	Conditions to Obligations of LG to Consummate the Transactions	34

ARTICLE VII TERMINATION		35

7.1.	Termination	35
7.2.	Effect of Termination	36
7.3.	Expenses; Termination Fees	37

ARTICLE VIII MISCELLANEOUS		38

8.1.	Certain Definitions; Rules of Construction	38
8.2.	Waivers and Amendments	43
8.3.	Governing Law	43
8.4.	Notices	43
8.5.	Section Headings	44
8.6.	Counterparts	44
8.7.	Assignments	44
8.8.	Entire Agreement; Enforceability	44
8.9.	Severability	45
8.10.	Third Party Beneficiary	45
8.11.	Post Closing Obligations	45

Exhibits

Exhibit A	Form of LG Exchange Convertible Note
Exhibit B	Form of Regent Convertible Note
Exhibit C	Form of Investment Letter
Exhibit D	Form of Registration Rights Agreement

Schedules

Schedule 2.2(b)	List of LG Stockholders
Schedule 2.4	List of Convertible Securities Not Converting at Closing
Schedule 3.2	LG Equity Investments
Schedule 3.5	LG Capitalization
Schedule 3.7	LG Litigation
Schedule 3.8	LG Title to Properties; Absence of Liens
Schedule 3.10	LG Consents and Approvals
Schedule 3.12	LG List of Material Contracts
Schedule 3.16	LG Intellectual Property
Schedule 3.18	LG Real Property
Schedule 3.21	LG Absence of Liabilities
Schedule 3.22	LG Absence of Certain Changes or Events.
Schedule 3.24	LG List of Real Property Leases and Subleases
Schedule 3.25	LG List of Insurance
Schedule 4.8	Company Changes Since July 31, 2011
Schedule 4.11	Company Absence of Liabilities
Schedule 4.16	Company Consents and Approvals
Schedule 4.17	Company List of Material Contracts
Schedule 4.18	Company Taxes

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 10, 2011, is entered into by and among BLINK COUTURE, INC., a Delaware corporation (the “Company”), LATITUDE GLOBAL ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”) and LATITUDE GLOBAL, INC., a Florida corporation (“LG”).  The Company, the Merger Sub and LG each, individually a “party” or, collectively, the “parties.”

WITNESSETH:

WHEREAS, the respective Boards of Directors of the Merger Sub and LG have each approved the merger of Merger Sub with and into LG, with LG surviving (the “Merger”), on the terms and conditions contained herein and in accordance with the Florida Business Corporation Act (the “FLBCA”), and have determined that the Merger and the transactions contemplated herein are advisable and in the best interest of their respective entities and stockholders;

WHEREAS, the Board of Directors of the Company has approved the provisions of this Agreement, applicable to the Company including, without limitation, the issuance of shares of common stock, par value $0.0001 per share of the Company, in connection with the Merger, as more specifically provided in this Agreement;

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) and Section 351 of the Code, and that this Agreement shall constitute a “plan of reorganization” for the purposes of Section 368 and Section 351 of the Code.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1.           The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), the Merger Sub shall be merged with and into LG in accordance with the applicable provisions of the FLBCA and in accordance with this Agreement, and the separate existence of the Merger Sub shall cease.  LG shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the “Surviving Corporation”), and shall continue under the laws of Florida.  The Surviving Corporation shall be operated as a wholly-owned subsidiary of the Company.  The Merger shall have the effects specified in this Agreement, the Certificate of Merger (as defined below) and the applicable provisions of the FLBCA.

1.2.           Closing; Effective Time.  Subject to the satisfaction or waiver of all of the conditions to Closing contained in Article VI, the closing of the Merger (the “Closing”), shall take place at the offices of Greenberg Traurig, P.A., 5100 Town Center Circle, Suite 400, Boca Raton, FL 33486, as soon as practicable (but not later than 5 Business Days) after the satisfaction or waiver of the conditions to Closing contained in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another date or place is agreed to in writing by the parties hereto.  The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”  As soon as is practicable after the Closing, the parties hereto shall cause the Merger to be consummated by  delivering to the Secretary of State of the State of Florida a Certificate of Merger (the “Certificate of Merger”), in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the FLBCA.  The Merger shall become effective as of the date and at such time (the “Effective Time”) as the Certificate of Merger is filed with the Secretary of State of the State of Florida with respect to the Merger.

1.3.           Effects of Merger.  The Merger shall have the effects set forth in the applicable provisions of the FLBCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4.           Articles of Incorporation.  The Articles of Incorporation of LG in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Articles of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the terms thereof and with Applicable Law.

1.5.           Bylaws.  The Bylaws of LG in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter amended or repealed in accordance with the terms thereof and with Applicable Law.

1.6.           Directors and Officers.  The directors and officers of LG immediately prior to the Effective Time shall become at the Effective Time, the directors and officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualify, or they resign or are removed.  In addition, the officers and directors of LG shall be appointed as officers and directors of the Company immediately after the Effective Time, in accordance with the Certificate of Incorporation and Bylaws of the Company until their respective successors are duly elected or appointed and qualify, or they resign or are removed.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

2.1.        Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the parties or the registered holders of any shares of capital stock of the Company (each a “Company Stockholder,” and collectively, the “Company Stockholders”):

(a)           Subject to adjustment at Closing as may be required hereunder, each share of common stock of LG, par value $0.001 per share, (the “LG Common Stock”), assuming that there are no shares of LG Common Stock that are Dissenting Shares, shall be converted into the right to receive approximately 0.1981662 (the “Conversion Rate”) of a fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”).  To the extent that there are any Dissenting Shares, the Conversion Rate shall be appropriately adjusted, along with any other adjustments provided for in this Agreement, so that immediately after the Effective Time, the LG Stockholders and the holders of LG Exchange Convertible Notes shall own, in the aggregate, ninety-five percent (95%) of the issued and outstanding shares of the Company Common Stock, on a fully diluted basis, without giving effect to the shares of Company Common Stock underlying the Regent Convertible Notes.  The number of shares of Company Common Stock issued to each stockholder of LG (each an “LG Stockholder” and collectively the “LG Stockholders”) in accordance with this Section 2.1(a) shall hereafter be referred to as the “Merger Shares”.   At the Effective Time, all shares of LG Common Stock, other than any shares of LG Common Stock that are Dissenting Shares, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each LG Stockholder shall cease to have any rights with respect thereto, except the right to receive the Merger Shares.

(b)           No fraction of a share of Company Common Stock will be issued, but in lieu of such issuance, each LG Stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock as a result of the conversion and exchange of shares contemplated by this Article II shall receive from the Company one (1) additional share of Company Common Stock.  The fractional share interest of LG Stockholders shall be aggregated such that no LG Stockholder shall receive more than the one (1) share of Company Common Stock with respect to any interest in fractional shares.

(c)           At the Effective Time, each share of the common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of LG Common Stock.

(d)           Notwithstanding the foregoing, no amounts shall be payable at or after the Effective Time with respect to any Dissenting Shares or any shares of LG Common Stock with respect to which dissenters’ rights have not terminated.  In the case of Dissenting Shares, payment shall be made in accordance with Section 2.9 herein and the FLBCA.  In the case of any shares with respect to which dissenters’ rights have not terminated as of the Effective Time, if such shares of LG Common Stock become Dissenting Shares, payment shall be made in accordance with Section 2.9 herein and the FLBCA, and if, instead, the dissenters’ rights with respect to such Company Shares irrevocably terminate after the Effective Time, such shares shall be entitled only to receive the applicable Merger Shares upon delivery of the certificate(s) representing the applicable shares of LG Common Stock.

2.2.        Exchange of Interests.

(a)           At least ten (10) days prior to the Closing Date, the LG Stockholders shall deposit, or shall cause to be deposited, with Greenberg Traurig, P.A. (the “Exchange Agent”), in accordance with transmittal instructions delivered by the Exchange Agent to the LG Stockholders, on behalf of the Company, certificates representing the shares of LG Common Stock (other than the shares of LG Common Stock that are Dissenting Shares), accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to the Company good and valid title to the shares of LG Common Stock free and clear of all Liens. At the Effective Time, the Exchange Agent shall deliver to the Company all such certificates and accompanying stock powers and other documents being held by the Exchange Agent, as provided in this Section 2.2(a).  In the event any certificate representing any shares of LG Common Stock shall have been lost, stolen or destroyed, the Board of Directors of the Company may, in its sole discretion, and as condition precedent to the issuance of the Merger Shares in consideration therefor pursuant to this Agreement, require the owner of such lost, stolen or destroyed certificate to submit to the Company an affidavit stating that such stock certificate was lost, stolen or destroyed and to give the Company an indemnity in customary form against any Claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.  All certificates representing the shares of LG Common Stock surrendered to the Company shall be canceled after such delivery. Until surrendered as contemplated by this Section 2.2(a), each such certificate representing shares of LG Common Stock (other than any certificate representing Dissenting Shares) shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Shares in accordance with this Agreement.

(b)           The Company shall use its best efforts to deliver (or cause its transfer agent to deliver), within five (5) Business Days (but, in no event less than ten (10) Business Days, subject to any delays by the Company’s transfer agent), after the delivery of the applicable certificates and transfer documents described in Section 2.2(a), to each of the applicable LG Stockholders, in connection with the Merger and in consideration for the conversion of the shares of LG Common Stock, certificates representing the Merger Shares issued in the names of such stockholders set forth in Schedule 2.2(b) annexed hereto.  Schedule 2.2(b) also sets forth the number of shares of LG Common Stock that each LG Stockholder will own immediately prior to the Closing.  If any of the certificates issuable with respect to the Merger Shares are to be issued in the name of a person other than a stockholder of record of LG, it shall be a condition to the issuance of such Merger Shares that (i) the request shall be in writing and properly documented (e.g., assigned, endorsed or accompanied by appropriate stock powers), (ii) such transfer shall otherwise be proper and in accordance with all applicable federal and state laws, rules, regulations or orders, and (iii) the person requesting such transfer shall pay to the Company any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Company that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, none of the Company, LG or any of their respective Affiliates, subsidiaries, directors, officers, agents and employees shall be liable to a stockholder for any Merger Shares issued to such stockholder pursuant to this Section 2.2(b) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(c)         No interest shall be paid on the Merger Shares.  All Merger Shares issued upon exchange of the LG Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

(d)         It is understood that the certificates evidencing the Merger Shares will bear the legends in substantially the form set forth below:

(i)           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS;

(ii)          Any additional legend required by Applicable Law.

The legend set forth in (i) above shall be removed from any certificate evidencing such Merger Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that such security can be freely transferred without such a registration statement being in effect or that one is in effect, and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued such Merger Shares.

2.3.        Certain Adjustments.  If after the date hereof and prior to the Effective Time and to the extent permitted by this Agreement, the outstanding LG Common Stock or Company Common Stock shall be changed into a different number, class or series of shares by reason of any reclassification, recapitalization or combination, forward stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, an “Adjustment Event”), the number of Merger Shares issued in exchange for each LG Stockholder shall be adjusted correspondingly to provide to the LG Stockholders the right to receive the same economic effect as contemplated by this Agreement immediately prior to such Adjustment Event.

2.4.          Convertible Preferred Stock; Convertible Notes, etc.

(a) At or prior to the Effective Time, each outstanding share of preferred stock, par value $0.001 per share of LG (the “LG Preferred Stock”) convertible into LG Common Stock, each warrant to purchase LG Common Stock (a “LG Warrant”) and, except for certain convertible securities which will not convert as otherwise disclosed on Schedule 2.4 (“LG Non-Converting Notes”), any other security of LG exchangeable for or convertible into shares of LG Common Stock, (referred to hereafter collectively as the “LG Convertible Securities”) shall be exchanged or converted into shares of LG Common Stock immediately prior to Closing such that the shares of LG Common Stock issued upon conversion, along with the shares of Company Common Stock underlying the LG Exchange Convertible Notes (defined below), shall represent the right to receive 7,470,211 shares of Company Common Stock, which shall be equal to ninety-five percent (95%) of the Company Common Stock then issued and outstanding, on a fully-diluted basis, without giving effect to the shares of Company Common Stock underlying the Regent Convertible Notes issued to Regent Private Capital, LLC, the principal stockholder of the Company (“Regent”), at Closing.

(b) At the Effective Time, to the extent not exercised prior to the Effective Time, each of the LG Non-Converting Notes shall be automatically exchanged into a convertible note of the Company, in the form of Exhibit A annexed hereto (the “LG Exchange Convertible Notes”)  on the same terms and conditions as the holder of each of the LG Non-Converting Notes had immediately prior to the Effective Time; provided however that (i) the total number of shares of Company Common Stock underlying the LG Exchange Convertible Notes shall be equal to the total number of shares of LG Common Stock underlying the LG Non-Converting Notes, immediately prior to the Closing, multiplied by the Conversion Rate and (ii) the aggregate ownership of the LG Stockholders, inclusive of the shares of Company Common Stock underlying the LG Exchange Convertible Notes, will be ninety-five percent (95%) of the Company Common Stock then issued and outstanding, on a fully-diluted basis, without giving effect to the shares of Company Common Stock underlying the Regent Convertible Notes.  At the Effective Time, the Company shall expressly assume the due and punctual observance and performance of each and every covenant contained in, and condition of, the LG Exchange Convertible Notes to be performed and observed by LG and all the obligations and liabilities thereunder.

(b)           As promptly as practicable after the Effective Time, the Company shall deliver to each holder of an LG Exchange Convertible Note a duly executed confirmation that the Company has expressly assumed the due and punctual observance and performance of each and every covenant contained in, and condition of, the applicable LG Non-Converting Notes to be performed and observed by LG and all the obligations and liabilities thereunder.

(c)           The number of shares of Company Common Stock issuable upon exercise of the LG Exchange Convertible Notes shall be reserved by Company out of authorized but unissued Company Common Stock for issuance upon exercise in full of all LG Exchange Convertible Notes after the Effective Time.

2.5.          Additional Consideration.  In addition to the Merger Shares and exchange of interests hereunder at the Effective Time, the following additional consideration shall be paid to Regent, in connection with the Merger:

(a)           In consideration of and for the repayment of outstanding indebtedness of the Company to Regent, (i) in the aggregate principal amount of $226,973, at July 31, 2011, plus accrued and unpaid interest thereon, through such date, of $20,313 and (ii) additional indebtedness incurred by the Company to Regent from August 1, 2011 through the Closing Date, including accrued and unpaid interest on the entire outstanding principal amount, at six percent (6%) per annum from August 1, 2011 through the Closing Date (the “Regent Indebtedness”), on the Closing Date, the Company shall issue to Regent two (2) convertible promissory notes, each in the form of Exhibit B annexed hereto (each a “Regent Convertible Note” and collectively, the “Regent Convertible Notes”), with the applicable conversion rates to be determined, subject to Section 5.19, pursuant to one of the alternative methods provided below:

A – In the event that LG does not raise financing of at least $17,000,000 prior to the Closing:

1.  The Company shall issue a Regent Convertible Note to Regent in the principal amount of $50,000, which shall accrue interest at a rate of seven percent (7%) per annum, payable on a quarterly basis in arrears, and convertible into Company Common Stock at an initial exercise price of $11.45 per share (subject to adjustments for splits, dividends payable in Company Common Stock and other types of recapitalization events as are customary in such types of convertible promissory notes (“Recapitalization Adjustments”)), exclusive of any interest. All other terms of such Regent Convertible Note shall be as provided in the form of Regent Convertible Note attached as Exhibit B.

2.  The Company shall issue an additional Regent Convertible Note to Regent in the principal amount of $191,083, which shall accrue interest at a rate of seven percent (7%) per annum, payable on a quarterly basis in arrears, and convertible into Company Common Stock at an initial exercise price of $5.72 per share (subject to Recapitalization Adjustments), exclusive of any interest.  All other terms of such Regent Convertible Note shall be as provided in the form of Regent Convertible Note attached as Exhibit B.

B- In the event that LG  raises financing of at least $17,000,000 prior to the Closing:

1.  The Company shall issue a Regent Convertible Note to Regent in the principal amount of $50,000, which shall accrue interest at a rate of seven percent (7%) per annum, payable on a quarterly basis in arrears, and convertible into Company Common Stock at an initial exercise price of $41.52 per share (subject to Recapitalization Adjustments), exclusive of any interest. All other terms of such Regent Convertible Note shall be as provided in the form of Regent Convertible Note attached as Exhibit B.

2.  The Company shall issue an additional Regent Convertible Note to Regent in the principal amount of $191,083, which shall accrue interest at a rate of seven percent (7%) per annum, payable on a quarterly basis in arrears, and convertible into Company Common Stock at an initial exercise price of $20.76 per share (subject to Recapitalization Adjustments), exclusive of any interest.   All other terms of such Regent Convertible Note shall be as provided in the form of Regent Convertible Note attached as Exhibit B.

(b)  To the extent that the outstanding principal amount of the Company’s indebtedness to Regent, plus all accrued but unpaid interest, through the Closing Date, exceeds $241,083, then any such excess amount of principal, plus accrued and unpaid interest, shall automatically be converted into shares of Company Common Stock immediately prior to the consummation of the Closing, at the conversion rate set forth in either clause A(2) or B(2) above, as applicable.  It is hereby acknowledged and agreed that since such conversion shall occur immediately prior to the Closing, the shares of Company Common Stock issued to Regent shall only affect the ownership of the Company Common Stock, prior to the Closing, and shall in no way affect the ownership by the LG Stockholders and the holders of the LG Exchange Convertible Notes of ninety-five percent (95%) of the issued and outstanding Company Common Stock at the Effective Time, on a fully-diluted basis, without giving effect to the shares of Company Common Stock underlying the Regent Convertible Notes.

2.6.          No Indebtedness or Expenses.  Except as expressly set forth herein, including any Schedule annexed to this Agreement, immediate prior to the Closing, the Company shall have no indebtedness, accounts payable or accrued expenses of any kind.

2.7.          Additional Action.  The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of LG, necessary to consummate the Merger and confirm the effectiveness of the Merger, so long as such action is not inconsistent with this Agreement.

2.8.          Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the LG and the Merger Sub, the officers and directors of LG and the Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.9.          Dissenters’ Rights.  Shares of LG Common Stock that have not been voted to approve the Merger transaction contemplated by this Agreement or consented thereto in writing and with respect to which appraisal rights have been properly exercised in accordance with the FLBCA (“Dissenting Shares”) will not be converted into the right to receive the Merger Shares otherwise payable with respect to such LG Common Stock at or after the Effective Time, but will instead be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the FLBCA.  If a holder of Dissenting Shares (a “Dissenting Stockholder”) withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder’s Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, the Merger Shares in accordance with Section 2.2 of this Agreement.  LG will give the Company and Merger Sub prompt notice of any demand received by LG from a holder of Dissenting Shares for appraisal of such Dissenting Stockholder’s shares of LG Common Stock, and the Company shall have the right to participate in all negotiations and proceedings with respect to such demand.   Each Dissenting Stockholder who, pursuant to the provisions of the FLBCA, becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor but only after the value therefor has been agreed upon or finally determined pursuant to such provisions.  Any portion of the Merger Shares that would otherwise have been payable with respect to Dissenting Shares if such shares of LG Common Stock were not Dissenting Shares will be issued to the other LG Stockholders, as a result of an adjustment to the Conversion Rate, as described in Section 2.1(a).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LG

Except as set forth on the disclosure schedules, LG hereby represents and warrants to the Company as follows:

3.1.          Organization and Qualification.  LG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted.  LG is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on LG.

3.2.          Equity Investments.  LG has no subsidiaries (each a “Subsidiary” and collectively, “Subsidiaries”) and does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity, except as set forth on Schedule 3.2.  Each Subsidiary is a corporation, limited liability company or other entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted.  Each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on such Subsidiary.

3.3.          Authority to Execute and Perform Agreement.  LG has the requisite power and all authority required to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (collectively, the “Transactions”).  The execution, delivery and performance by LG of this Agreement and the other Transaction Documents to which it is a party, and the consummation by LG of the Transactions have been duly authorized and approved by all necessary corporate action.

3.4.          Binding Effect.  This Agreement has been validly executed and delivered by LG and, assuming the due execution and delivery hereof by the Company, constitutes a valid and binding obligation of LG, enforceable against LG in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law).

3.5.          Capitalization.  The authorized capital stock of LG consists of 110,000,000 shares of capital stock, (a) 100,000,000 of which shares are designated as common stock, $0.001 par value per share, and of which 27,848,748  shares are issued and outstanding, as of the date of this Agreement, and (ii) 10,000,000 of which shares are designated as preferred stock, $0.001 par value per share, and of which 4,936.65 shares are issued and outstanding immediately prior to Closing.  Prior to the Closing, all LG Convertible Securities, except those securities listed on Schedule 2.4, shall be either cancelled, exchanged for or converted into shares of LG Common Stock so that immediately prior to the Closing, there shall be 36,861,370 shares of LG Common Stock issued and outstanding and no shares of LG Preferred Stock issued and outstanding.  All of the issued and outstanding shares of LG Common Stock and LG Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.  All of the outstanding shares LG Common Stock and other securities of LG have been duly and validly issued in compliance with federal and state securities laws.  Except as set forth on Schedule 3.5, there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls, commitments or agreements relating to (i) the authorized and unissued stock interests of LG, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from LG, any stock interests of LG and no such convertible or exchangeable securities or obligations are outstanding.  Prior to the Closing, all LG Convertible Securities, except those securities listed on Schedule 2.4, shall be exchanged for or converted into shares of LG Common Stock so that immediately prior to Closing LG, except for those securities listed on Schedule 2.4, shall have no outstanding options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls, commitments or agreements with respect to any of the securities described in clauses (i) and (ii) above.  There are no dividends which have accrued or been declared but are unpaid on the capital stock of LG and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to LG.  All of the issued and outstanding shares of LG’s capital stock are free and clear of any Liens or other agreements adversely effecting title to such shares or Claims (other than those created by virtue of this Agreement or by the Company).

3.6.          Vote Required; Board of Directors’ Approval.  The only vote necessary with respect to LG’s approval of the Merger is the affirmative vote of the LG Stockholders holding at least a majority of the outstanding shares of LG Common Stock.  The Board of Directors of LG, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement, the other Transaction Documents to which LG is a party, the Merger and the Transactions in accordance with the requirements of the FLBCA.

3.7.          Litigation.  There are no judicial, governmental, administrative or arbitral actions, Claims, suits or proceedings or investigations (collectively, “Legal Proceedings”) pending or, to the Knowledge of LG, threatened against or involving LG, any of the Subsidiaries, or any of their respective properties or assets, except as set forth on Schedule 3.7.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving LG, any of the Subsidiaries, or, to the Knowledge of LG, any of their respective officers, directors, employees or agents (in such person’s capacity as an officer, director, employee or agent of LG or any such Subsidiary, and not personally).

3.8.          Title to Properties; Absence of Liens.  LG and each of its Subsidiaries, as applicable, has (i) good and marketable title free and clear of any and all Liens and encumbrances of any kind in and to all of its assets and properties necessary for the conduct of its respective businesses and (ii) sufficient rights to all of their respective assets and properties to permit them to carry on their respective businesses as currently contemplated, whether real, personal or fixed, free and clear of all Liens, in each case, except (a) for Liens set forth on Schedule 3.8, (b) for Liens for Taxes not yet due and payable or which LG or any applicable Subsidiary is contesting in good faith and for which adequate reserves have been established, (c) for such properties and assets as may have been sold since the date hereof in the ordinary course of business, and (d) for Liens not securing debt that do not materially detract from the value or materially interfere with the use of the property subject thereto (collectively, “Permitted Liens”).

3.9.          Compliance with Laws.  Neither LG nor any Subsidiary is in violation of, default under, or conflict with, any applicable order, consent, approval, authorization, registration, declaration, filing, judgment, injunction, award, decree or writ of any Governmental Body or court of competent jurisdiction (collectively, “Orders”) or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on LG or any such Subsidiary.

3.10.        Consents and Approvals.  Except for (i) those consents, approvals, orders, authorizations, filings or notices set forth on Schedule 3.10, (ii)  applicable requirements of the Securities Act, the Exchange Act or state securities or “blue sky” laws (“Blue Sky Laws”), and (iii) the Certificate of Merger, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by LG in connection with the execution, delivery and performance by LG of this Agreement or any of the other Transaction Documents to which LG is a party, each and every agreement contemplated hereby and thereby, and the consummation by LG of the Transactions.

3.11.      Non-contravention.  The execution and delivery of this Agreement and the other Transaction Documents by LG, the performance by LG of its obligations hereunder and thereunder, and the consummation of the Transactions contemplated hereby and thereby by LG (A) do not and will not conflict with, or result in a breach or violation of (i) any provision of LG’s charter or bylaws, (ii) any applicable laws, (iii) any material agreement, contract, lease, license or instrument to which LG or any of its Subsidiaries is a party, or by which it, its Subsidiaries or any of their respective properties or assets are bound and (B) will not result in the creation or imposition of any Lien upon any of the property or assets of LG or any of its Subsidiaries pursuant to any provision of any contract or Lien.

3.12.      Material Contracts.  Schedule 3.12 sets forth all Material Contracts to which either LG or any of its Subsidiaries is a party.  LG has delivered to or made available to the Company a correct and complete copy of each Material Contract. With respect to each such Material Contract, (a) such Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to LG or its Subsidiaries, as applicable, and, to LG’s Knowledge, such Material Contract is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought) and (b) (i) neither LG nor any of its Subsidiaries has received written notice, from any Person, claiming that LG or any of its Subsidiaries is in breach or default under any Material Contract, (ii) to LG’s Knowledge, no other party to any such Material Contract is in breach or default of any Material Contract and (iii) to LG’s Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default under any Material Contract; except, in each case, for breaches, defaults and events that would not have a Material Adverse Effect on LG or any of its Subsidiaries.  Neither LG nor any of its Subsidiaries is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed on Schedule 3.12 under the terms of this Section 3.12.

3.13.      Taxes.

(a)           Filing of Tax Returns.  LG and each of its Subsidiaries, as applicable, has timely filed, or has had timely filed on its behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes it is required to file.  The Tax Returns filed (including any amendments thereto) are complete and accurate in all material respects.  Neither LG nor any Subsidiary has requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner.  To the Knowledge of LG, no Claim has ever been made by any Taxing authority in a jurisdiction where LG or any of its Subsidiaries does not file Tax Returns, or has Tax Returns filed on its behalf, that LG or any such Subsidiary is or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

(b)           Payment of Taxes.  All Taxes owed by LG and its Subsidiaries (whether or not shown as due on any Tax Returns) have been paid in full.  LG and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. LG and each of its Subsidiaries has made all required estimated Tax payments sufficient to avoid any underpayment penalties.  The unpaid Taxes of LG and all of its Subsidiaries (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of LG’s and its Subsidiaries’ most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of LG and each of its Subsidiaries in filing, or having filed on its behalf, its Tax Returns.  The charges, accruals and reserves on the books of LG and each of its Subsidiaries in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

(c)           Audits, Investigations or Claims.  There is no dispute or Claim which has not been resolved concerning any Tax liability of LG or any of its Subsidiaries either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of LG has Knowledge.  There is no currently pending audit of any Tax Return of LG or any of its Subsidiaries by any Taxing authority, and LG has not been notified in writing that any Taxing authority intends to audit any Tax Return of LG or any Subsidiary.  Neither LG nor any of its Subsidiaries has  executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

3.14.      Financial Statements.

(a)           Prior to Closing, LG shall deliver to the Company copies of its audited consolidated balance sheets, statements of income and statements of cash flows for the fiscal years ended December 31, 2010 and 2009 and its unaudited, reviewed, consolidated balance sheets, statements of income and statements of cash flows for the nine month period ended September 30, 2011 (the “LG Financial Statements”).  The LG Financial Statements present fairly the financial condition and results of operations of LG and its Subsidiaries, as applicable, at the dates and for the periods covered by the LG Financial Statements.  LG represents and warrants that there has been no material adverse change in the financial condition of LG or any of its Subsidiaries from that stated in the LG Financial Statements.

(b)           The LG Financial Statements and any notes related thereto comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments none of which are or will be material in amount, individually or in the aggregate) the consolidated financial position of LG and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(c)           Neither LG nor any of its Subsidiaries has any direct or indirect liabilities that were not fully and adequately reflected or reserved against on the applicable consolidated balance sheets or described in the applicable notes to the LG Financial Statements.  LG has no Knowledge of any circumstance, condition, event or arrangement that has taken place at any time that may hereafter give rise to any liabilities.

3.15.      Books and Records.  The books and records, financial and otherwise, of LG and its Subsidiaries are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets and liabilities of LG and its Subsidiaries, as applicable.

3.16.      Intellectual Property.

(a)           Except as set forth on Schedule 3.16, neither LG nor any of its Subsidiaries has any Intellectual Property for its business as now conducted and as proposed to be conducted.  To the Knowledge of LG, the businesses as conducted and as proposed to be conducted by LG and its Subsidiaries, as applicable, do not and will not cause LG or any of its Subsidiaries to infringe or violate any of the Intellectual Property of any other Person.

(b)           LG and its Subsidiaries, as applicable, each own, or have the right to use, free and clear of all Liens, other than Permitted Liens, all of the Intellectual Property necessary for the conduct of their respective businesses. There are no outstanding options, licenses or agreements of any kind relating to such Intellectual Property, nor is LG or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to any of such Intellectual Property, other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.  Neither LG nor any of its Subsidiaries has received any communications alleging that LG or any of such Subsidiaries has violated or, by conducting its business as conducted and as currently proposed to be conducted by LG or any such Subsidiary, violates any Intellectual Property rights of any other Person.

3.17.      Environmental Matters.  (i) LG and each of its Subsidiaries is in compliance in all material respects with applicable Environmental Laws; (ii) LG and each of its Subsidiaries, as applicable, has all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of LG or any of its Subsidiaries which have given rise to or are reasonably likely to give rise to any material liability on the part of LG or any such Subsidiary under any Environmental Law; (iv) neither LG nor any of its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; and (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of LG or any of its Subsidiaries, or the use of any property or facility by LG or any of its Subsidiaries, or to the Knowledge of LG, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body.

3.18.      Real Property.  Except as disclosed on Schedule 3.18, neither LG nor any of its Subsidiaries own, and have not owned, any real property or any interest in any real property.  Any real property owned by LG or any of its Subsidiaries is owned free and clear of any Liens, except for those Liens set forth on Schedule 3.18.  LG or any of its Subsidiaries, as applicable, is in compliance with Applicable Law pertaining to its ownership and use of any real property owned by LG or such Subsidiary.

3.19.      Broker’s Fees.  No broker, finder, agent or similar intermediary has acted on behalf of LG in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with LG.

3.20.      Labor Matters.  Neither LG nor any of its Subsidiaries is now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of LG, no application for certification of a collective bargaining agent is pending.  LG and each of its Subsidiaries is in compliance with all Applicable Laws applicable to each of them affecting employment practices and terms and conditions of employment.

3.21.      Absence of Liabilities.  As of September 30, 2011, the date of LG’s most recent consolidated balance sheet, except as set forth on such consolidated balance sheet or on Schedule 3.21, neither LG nor any of its Subsidiaries has any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

3.22.      Absence of Certain Changes or Events.  Except as set forth on Schedule 3.22, since September 30, 2011, neither LG nor any of its Subsidiaries has:

(a)           Conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement or activities in the ordinary course of its business, consistent with past practice;

(b)           Declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any of its stock interests or purchased, or obligated itself to purchase, retire or redeem, any of its stock interests or other securities;

(c)           Amended its charter or Bylaws;

(d)           Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever (other than (i) in conjunction with the negotiation and execution of this Agreement, (ii) legal, accounting, advisory and board of director fees and expenses, (iii) obligations incurred in the ordinary course of business or (iv) as set forth on Schedule 3.22;

(e)           Except for any Permitted Liens, subjected or agreed to subject any of the assets or properties of LG or any of its Subsidiaries to any Lien or other encumbrance or suffered such to be imposed;

(f)           Except on behalf of its Subsidiaries, guaranteed or agreed to guarantee the debts or obligations of others; or

(g)           Experienced any change, event or condition (whether or not covered by insurance) that has resulted in, any Material Adverse Effect on LG or any of its Subsidiaries.

3.23.      Full Disclosure.  This Agreement (including the information contained in the disclosure schedules) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein, in the context in which made or provided, not false or misleading.

3.24.      Real Property Leases.

(a)           Schedule 3.24 sets forth a list of all real property leased or subleased to LG or any of its Subsidiaries.  LG has delivered or made available to the Company correct and complete copies of the leases and subleases (as amended to date) listed on Schedule 3.24.

(b)           Each such lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to LG or its applicable Subsidiary and, to the LG’s Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought).

(c)           Neither LG nor any of its Subsidiaries has received written notice, from any Person, claiming that is in breach or default under any such lease or sublease, and to LG’s Knowledge, (i) no other party to any lease or sublease is in breach or default thereunder and (ii) no event has occurred which, with notice or lapse of time would constitute a breach or default, except, in each case, for breaches, defaults and events that would not have a Material Adverse Effect on LG or any of its Subsidiaries.

(d)           Neither LG nor any of its Subsidiaries has received any written notice of any material dispute with regards to any such lease or sublease.

(e)           Except with respect to any Permitted Liens, neither LG nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any such leasehold or subleasehold.

3.25.        Insurance.  Schedule 3.25 lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which LG or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year.  Schedule 3.25 of the Company also lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

3.26.        Employee Benefits. The Company has no “employee benefit plans,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“Benefit Plans”).

3.27.        Board of Directors Action.  The Board of Directors of LG has (i) determined that the Merger is fair and in the best interests of LG and its shareholders, (ii) adopted this Agreement in accordance with the provisions of the corporate laws of the State of Florida, as applicable, and (iii) directed that this Agreement and the Merger be submitted to the shareholders for their adoption and approval and resolved to recommend that the shareholders vote in favor of the adoption of this Agreement and the approval of the Merger

3.28.        Articles of Incorporation, Bylaws, and Minute Books.  The copies of the Articles of Incorporation and of the Bylaws of LG and its Subsidiaries which have been delivered to the Company are true, correct and complete copies thereof.  The corporate minutes of LG and its Subsidiaries, which have been delivered to the Company, are accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of LG and its Subsidiaries, as applicable, since the date of their respective incorporations.  LG and its Subsidiaries have each delivered all books, records, agreements and other material information of LG and its Subsidiaries relating to their respective businesses.  All documents furnished or caused to be furnished to the Company by LG and its Subsidiaries are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND MERGER SUB

Except as set forth on the disclosure schedules, the Company and Merger Sub hereby, jointly and severally, represent and warrant to LG as follows:

4.1.          Organization and Qualification; Subsidiaries.  Each of the Company and Merger Sub is a corporation, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has requisite power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted.  Each of the Company and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  Since March 4, 2008, the Company has not engaged in any business activities other than exploring potential targets for a business combination through the purchase of assets, share purchase or exchange, merger or similar type of transaction.  Since its formation on November 4, 2011, Merger Sub has not engaged in any business activities of any type or kind whatsoever.  The Company does not have any subsidiaries other than Merger Sub.  Merger Sub does not have any subsidiaries.

4.2.        Equity Investment.  Except for Merger Sub, the Company does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.  Merger Sub does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

4.3.        Authority to Execute and Perform Agreement.  Each of the Company and Merger Sub has the requisite power and all authority required to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions.  The execution, delivery and performance of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action.

4.4.        Binding Effect.  This Agreement has been validly executed and delivered by each of the Company and Merger Sub and, assuming the due execution and delivery hereof by LG, constitutes a valid and binding obligation of each of the Company and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law).

4.5.        Capitalization.

(a)           As of the date hereof, the authorized capital stock of the Company consists of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share, of which Three Hundred and Ninety Three Thousand One Hundred Sixty Nine (393,169) shares of common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and (ii) Twenty Million (20,000,000) shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.  The Company has no other authorized, issued or outstanding class of capital stock.

(b)           As of the date hereof, the authorized capital stock of Merger Sub consists of (i) One Thousand (1,000) shares of common stock, par value $0.01 per share, of which One Hundred (100) shares of common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and owned by the Company.  Merger Sub has no other authorized, issued or outstanding class of capital stock.

(c)           Obligations.  Except as otherwise provided in this Agreement, in connection with the Merger, there are no obligations, contingent or otherwise, of the Company or Merger Sub to repurchase, redeem or acquire shares of the Company or Merger Sub.

(d)         Options, Warrants, etc. Except as otherwise provided in this Agreement, in connection with the Merger, there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments relating to (i) the authorized and unissued capital stock of the Company, (ii) the authorized and unissued capital stock of Merger Sub or (iii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company or from Merger Sub any shares of capital stock of the Company or Merger Sub and no such convertible or exchangeable securities or obligations are outstanding.

(e)         Registration.  The outstanding shares of the capital stock of the Company and Merger Sub have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of states of the United States.

(f)         Merger Shares.

(i)           The Merger Shares, when paid for and then issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of any Liens or encumbrances and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws or the Transaction Documents.

(ii)          The (A) LG Common Stock exchanged for Merger Shares, in connection with the Merger, inclusive of all LG Convertible Securities exchanged for or converted into LG Common Stock prior to the Closing Date and (B) the Merger Shares underlying the LG Exchange Convertible Notes, will, in the aggregate represent ninety-five percent (95%) of the Company Common Stock issued and outstanding, on a fully-diluted basis, on the Effective Date, without giving effect to the shares of Company Common Stock underlying the Regent Convertible Notes issued to Regent at Closing.

4.6.        Board Approval.  The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement, the Merger and the Transactions in accordance with the requirements of the Delaware General Corporation Law.   The Board of Directors of Merger Sub, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement, the Merger and the Transactions in accordance with the requirements of the FLBCA and such Board shall cause approval of shareholders of Merger Sub to occur pursuant to Section 5.2 hereof.

4.7.        SEC Reports and Financial Statements.

(a)           Since November 24, 2006, each form, report, schedule, registration statement, proxy statement, information statement, exhibit and any other document, to the extent required to be filed in accordance with Applicable Law by the Company with the Securities and Exchange Commission (the “SEC”) (as such documents have been amended prior to the date hereof, the “SEC Reports”), as of its respective date, has complied in all material respects with the applicable requirements of the Securities Act and Exchange Act and was timely filed (except where a valid extension of the filing date was filed and the applicable SEC Report was filed within the period permitted by such extension).  None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof.

(b)           The financial statements of the Company included in such SEC Reports and any notes related thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments none of which are or will be material in amount, individually or in the aggregate) the financial position of the Company as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(c)           The Company does not have any direct or indirect liabilities that were not fully and adequately reflected or reserved against on the balance sheet or described in the notes to the audited financial statements of the Company.  The Company has no Knowledge of any circumstance, condition, event or arrangement that has taken place at any time that may hereafter give rise to any liabilities.

4.8.        No Material Adverse Change.  Except as set forth in SEC Reports filed on October 28, 2011 (the “Recent Reports”), the Company has not conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement or activities in the ordinary course, consistent with past practice, and there has been no change in the business, properties, assets, operations or condition (financial or otherwise) which has resulted or reasonably could be expected to result in or which the Company has reason to believe could reasonably be expected to result in a Material Adverse Effect on it, and the Company has no Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise), whether or not covered by insurance which has resulted or reasonably could be expected to result in or which the Company has reason to believe could reasonably be expected to result in a Material Adverse Effect on the Company.  Since July 31, 2011, the Company has not taken, directly or indirectly, any of the actions identified in Section 5.1, except as (i) set forth in the Recent Reports,  (ii) provided in this Agreement, with respect to the Merger and related Transactions or (iii) otherwise set forth on Schedule 4.8.

4.9.          Books and Records.  The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets and liabilities of the Company

4.10.        Litigation.  There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against or involving the Company or Merger Sub, or any of their respective property or assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or Merger Sub.

4.11.        Absence of Liabilities.  As of July 31, 2011, the date of the Company’s most recent balance sheet, the Company has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not otherwise set forth in such balance sheet or on Schedule 4.11, which shall be updated as of the Closing Date.

4.12.        Title to Properties; Absence of Liens.  The Company and Merger Sub have good and marketable title to all of their respective assets and properties, whether real, personal or fixed, free and clear of all Liens, except for Liens for Taxes not yet due and payable or which the Company is contesting in good faith and for which adequate reserves have been established.

4.13.        Compliance with Laws.  Neither the Company nor Merger Sub is in violation of, default under, or conflict with, any applicable Order or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Merger Sub.

4.14.        Intellectual Property.  Neither the Company nor Merger Sub owns, licenses or otherwise has any rights in or to any Intellectual Property.

4.15.        Non-Contravention.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and Merger Sub, as applicable, the performance by the Company and Merger Sub of their respective obligations hereunder and thereunder, and the consummation of the Transactions contemplated hereby and thereby by each of them (A) do not and will not conflict with, or result in a breach or violation of (i) any provision of the charter or bylaws of the Company or Merger Sub, (ii) any Applicable Law, (iii) any material agreement, contract, lease, license or instrument to which the Company or Merger Sub is a party or by which the Company or Merger Sub or any of their respective properties or assets are bound and (B) will not result in the creation or imposition of any Lien upon any of the property or assets of the Company or Merger Sub pursuant to any provision of any contract or Lien.

4.16.        Consents and Approvals.  Except for (i) those consents, approvals, authorizations, filings or notices set forth on Schedule 4.16, (ii)  applicable requirements of the Securities Act, the Exchange Act or Blue Sky Laws, (iii) notices and filings in connection with the Merger, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by the Company in connection with the execution, delivery and performance by the Company or Merger Sub of this Agreement, each and every agreement contemplated hereby, and the consummation by the Company and Merger Sub of the Transactions.

4.17.      Material Contracts.  Schedule 4.17 sets forth all Material Contracts to which the Company is a party. The Company has delivered to or made available to LG a correct and complete copy of each Material Contract. With respect to each such Material Contract, (a) such Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Company, and, to the Company’s Knowledge, such Material Contract is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought) and (b) (i) the Company has not received written notice, from any Person, claiming that the Company is in breach or default under any Material Contract, (ii) to the Company’s Knowledge, no other party to any such Material Contract is in breach or default of any Material Contract and (iii) to the Company’s Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default under any Material Contract; except, in each case, for breaches, defaults and events that would not have a Material Adverse Effect on the Company.  The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed on Schedule 4.17 under the terms of this Section 4.17.

4.18.      Taxes.  Except as set forth on Schedule 4.18 and subject to Section 5.16(b):

(a)           Filing of Tax Returns.  The Company has timely filed, or has had timely filed on its behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by the Company.  The Tax Returns filed (including any amendments thereto) are complete and accurate in all material respects.  The Company has not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner.  To the Knowledge of the Company, no Claim has ever been made by any Taxing authority in a jurisdiction where the Company does not file Tax Returns, or has Tax Returns filed on its behalf, that the Company is or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

(b)           Payment of Taxes.  All Taxes owed by the Company (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on its books and/or records have been established.  The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties.  The unpaid Taxes of the Company (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of the Company’s most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing, or having filed on their behalf, their Tax Returns.  The charges, accruals and reserves on the books of the Company in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

(c)           Audits, Investigations or Claims.  There is no dispute or Claim which has not been resolved concerning any Tax liability of the Company either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge.  There is no currently pending audit of any Tax Return of the Company by any Taxing authority, and the Company has not ever been notified in writing that any Taxing authority intends to audit any Tax Return of the Company.  The Company has not executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(d)           Lien.  There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of the Company.

(e)           Tax Elections.  The Company (i) has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) is not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under §280G and §162(m) of the Code; and (v) has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income Tax provision.

(f)            Prior Affiliated Groups.  The Company (A) has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and (B) does not have any liability for the Taxes of any person under Treas. Reg. §1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.  Except as otherwise disclosed in the SEC Reports, the Company is not a successor to any other person by way of merger, reorganization or similar transaction.

(g)           Tax Sharing Agreements.  The Company is not a party to any Tax allocation, indemnity or sharing or similar agreement.

(h)           Section 355.  The Company has not distributed the stock of a “controlled corporation” (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

(i)            Partnerships.  The Company does  not own an interest in a partnership for Tax purposes.

4.19.        Environmental Matters.  (i) The Company is in compliance in all material respects with applicable Environmental Laws; (ii) the Company has all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of the Company which have given rise to or are reasonably likely to give rise to any liability on the part of the Company under any Environmental Law; (iv) the Company has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; and (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of the Company or the use of any property or facility by the Company, or to the Knowledge of the Company, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body.

4.20.        Real Property.  The Company does not own any real property or any interest in any real property.

4.21.        Broker’s Fees.  No broker, finder, agent or similar intermediary has acted on behalf of the Company or Merger Sub in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or Merger Sub.

4.22.        Labor Matters.  The Company is not now, and has not previously been bound by or party to any collective bargaining agreement and, to the Knowledge of the Company, no application for certification of a collective bargaining agent is pending.  The Company is in compliance with all Applicable Laws applicable to the Company affecting employment practices and terms and conditions of employment.

4.23.        Articles of Incorporation, Bylaws, and Minute Books.  The copies of the Articles of Incorporation and of the Bylaws of the Company and Merger Sub which have been delivered to LG are true, correct and complete copies thereof.  The corporate minutes of the Company and Merger Sub, which have been delivered to LG, are complete and accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of the Company and Merger Sub, as applicable, since the date of their respective incorporations and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.  The Company and Merger Sub have each delivered LG all books, records, agreements and other material information of the Company and Merger Sub relating to their respective businesses.  All documents furnished or caused to be furnished to LG by the Company and Merger Sub are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

4.24.        Full Disclosure.  This Agreement (including the information contained in the disclosure schedules) and the SEC Reports, do not (i) with respect to the Company, contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) with respect to the Company, omit to state any material fact necessary in order to make the representations, warranties and information contained herein (including the information contained in the disclosure schedules) and the SEC Reports, in the context in which made or provided, not false or misleading.

ARTICLE V
ADDITIONAL AGREEMENTS OF THE PARTIES

5.1.        Actions Pending Closing.  From the date hereof until the Effective Time, unless otherwise agreed to in writing, each of the parties to this Agreement agree to conduct its business and operations only in the ordinary course and in substantially the same manner as heretofore conducted and the Company shall continue to make timely filings (except pursuant to valid extensions) as required by the SEC pursuant to the Securities Act and the Exchange Act and shall not take any action that will adversely affect the ability of the Company to qualify for quotation of its common stock on the OTCQB tier of the OTC Market.  Without limiting the generality of the foregoing, prior to the Effective Time, none of the parties to this Agreement shall, except as contemplated by this Agreement, without the prior written consent of the other parties to this Agreement, directly or indirectly, do any of the following (all of which shall also apply to LG’s Subsidiaries):

(a)           except to the extent required by Applicable Law, or as contemplated by this Agreement, amend or otherwise change the articles of incorporation, Bylaws, operating agreement or other similar organizational document;

(b)           issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge, disposition, grant or creation of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, except that this provision shall not be applicable to LG, provided that any change in LG’s outstanding securities shall require an applicable adjustment to the Conversion Rate and none of such actions shall cause LG’s representations and warranties not to be true and accurate as of the Closing Date;

(c)           purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock (including any security convertible or exchangeable into its capital stock), except that this provision shall not be applicable to LG, provided that any change in LG’s outstanding securities shall require an applicable adjustment to the Conversion Rate and none of such actions shall cause LG’s representations and warranties not to be true and accurate as of the Closing Date;

(d)           enter into any Material Contract, except in the ordinary course of business;

(e)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;

(f)           incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities, except that this provision shall not be applicable to LG, provided that any change in LG’s outstanding securities shall require an applicable adjustment to the Conversion Rate and none of such actions shall cause LG’s representations and warranties not to be true and accurate on the Closing Date;

(g)           (i) increase the compensation payable or to become payable to, or enter into any employment agreement with, any of its directors, executive officers or employees, (ii) grant any severance or termination pay to any director, officer or employee, (iii) enter into any severance agreement with any director, officer or employee, (iv) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan or any employee Benefit Plan or policy, or (v) hire any employee or consultant;

(h)           take any action, other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except as may be required by GAAP;

(i)            acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business entity;

(j)            mortgage or otherwise encumber, subject to any Lien, or sell, transfer or otherwise dispose of, any of its properties or assets that are material, individually or in the aggregate;

(k)           adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(l)            pay, discharge or satisfy any Claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its financial statements or incurred in the ordinary course of business and consistent with past practice;

(m)          take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (l) above, or any action which would make any of the representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the parties to this Agreement from performing or cause the parties to this Agreement not to perform their respective covenants under this Agreement in any material respect;

(n)           waive, release, assign, settle or compromise any material rights, Claims or litigation (including any confidentiality agreement);

(o)          authorize any of, or commit or agree to take any of, the foregoing actions; or

(p)           make or change any Tax election, settle any audit, Claim or examination of Taxes, adopt or apply to change any method of accounting or accounting practice for Tax purposes, file any amended Tax Return, enter into any closing agreement or request a Tax ruling from a Tax authority, settle any Claims for Taxes, surrender any right to Claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes, Tax Return or Claim for Taxes, or take any action or fail to take any action that would have a material adverse effect on the Tax liability of any of the parties to this Agreement.

5.2.        Merger Sub Stockholders’ Approval.  As soon as practicable after the date hereof, Merger Sub will take all steps necessary to solicit the approval of the requisite number of its stockholders approving the Merger and this Agreement in accordance with the provisions of the FLBCA and its bylaws (the “Merger Sub Consent”).  Except as otherwise contemplated by this Agreement and subject to the exercise of the fiduciary duties of Merger Sub’s Board of Directors, the Board of Directors of Merger Sub (i) shall recommend to the Merger Sub Stockholders that they approve the Merger, and (ii) shall use its reasonable best efforts to obtain the Merger Sub Consent.

5.3.        LG Stockholders’ Approval.  As soon as practicable after the date hereof, LG will take all steps necessary to solicit the approval of the requisite number of its stockholders approving the Merger and this Agreement in accordance with the provisions of the FLBCA and its bylaws (the “LG Consent”).  Except as otherwise contemplated by this Agreement and subject to the exercise of the fiduciary duties of LG’s Board of Directors, the Board of Directors of LG (i) shall recommend to the LG Stockholders that they approve the Merger, and (ii) shall use its reasonable best efforts to obtain the LG Consent.

5.4.        Efforts; Consents.  Each of the parties to this Agreement agrees to, and to cause its respective Subsidiaries to, use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger and the Transactions.  Without limiting the generality of the foregoing, each of the parties hereto shall use, and shall cause its respective Subsidiaries to use, reasonable best efforts to obtain all authorizations, consents, orders and approvals of Federal, state, and local regulatory bodies, that are or may become necessary for the performance of its respective obligations pursuant to this Agreement, the other Transactions Documents and the consummation of the Transactions, and shall cooperate fully in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of its respective obligations pursuant to this Agreement, the other Transaction Documents and the Transactions.  The parties shall not take, and shall cause their respective Subsidiaries not to take, any action which would have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals, and the parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to secure such approvals as promptly as possible.  The parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts not to take any action or enter into any transaction which would result in a breach of any covenant made by such party in this Agreement.

5.5.        Filing of Tax Returns; Payment of Taxes.  Each of the parties to this Agreement will prepare in a manner consistent with its past practice and timely file all Tax Returns it is required to file, the due date of which (without extensions) occurs on or before the Closing Date and shall pay all Taxes due with respect to any such Tax Returns.

5.6.        Access to Information.

(a)           The Company shall afford LG and shall cause its independent accountants to afford to LG, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning the Company as LG may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential.  LG will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and LG will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available without any violation of this Agreement by LG, and in the event of termination of this Agreement for any reason LG shall promptly return, or cause to be returned, to the Company all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

(b)           LG shall afford the Company and shall cause its independent accountants to afford to the Company and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of LG’s and each of its Subsidiaries’ properties, books, contracts, commitments and records and to the audit work papers and other records of LG’s independent accountants.  During such period, LG shall use reasonable efforts to furnish promptly to the Company such information concerning LG and its Subsidiaries as the Company may reasonably request, provided that LG shall not be required to disclose any information which it is legally required to keep confidential.  The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available without any violation of this Agreement by the Company, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from LG, and any copies made of such documents, extracts and copies thereof.

5.7.        Confidentiality.  Unless (i) otherwise expressly provided in this Agreement, (ii) required by Applicable Law, (iii) necessary to secure any required consents as to which the other party has been advised, or (iv) consented to in writing by LG and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, LG and its Subsidiaries, and their respective officers, directors, employees and agents.  Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure.  Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law.  In the event the Merger is not consummated, LG and the Company shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Applicable Law or such disclosure is necessary in connection with the pursuit or defense of a Claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential.  Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

5.8.        Notification of Certain Matters.  The Company or LG, as applicable, shall give prompt notice to other, as between them, if any of the following occurs after the date of this Agreement: (i) receipt of any notice or other communication in writing from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, FINRA, the SEC or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in any material respect; (iv) the commencement or threat of any litigation involving or affecting the Company, on one hand, or LG or any of its Subsidiaries, on the other hand, or any of their respective properties or assets; (v) the occurrence or non-occurrence of any fact or event that causes or is reasonably likely to cause a breach by the Company, on one hand, or LG or any of its Subsidiaries, on the other hand, of any provision of this Agreement, and (vi) the occurrence of any event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a Material Adverse Effect on the Company, on one hand, or on LG or any of its Subsidiaries, on the other hand.

5.9.        Non-Solicitation.

(a)           No party to this Agreement, nor any of their respective officers, directors, employees, agents, Affiliates, accountants, counsel, investment bankers, financial advisors or other representatives (collectively, “Representatives”), shall (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Acquisition Proposal, (ii) enter into any agreement or take any other action that by its terms could reasonably be expected to adversely affect the ability of the parties hereto to consummate the Merger, or (iii) directly or indirectly engage or otherwise participate in any discussions or negotiations with, or provide any information or data to, or afford any access to their properties, books or records to, or otherwise assist, facilitate or encourage, any person (other than LG, the Company, or any Affiliate or associate thereof) relating to any Acquisition Proposal.

(b)           Each of the parties to this Agreement and each of their Representatives shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Acquisition Proposal.

For purposes of this Agreement, an “Acquisition Proposal” means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or assets of any party to this Agreement, taken as a whole, or 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or LG, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or LG, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, LG or any of their Subsidiaries that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries or LG and its Subsidiaries, as the case may be, taken as a whole, or that results in the stockholders of the Company or the LG Stockholders, as the case may be,  immediately prior to such transaction owning less than 50% of the outstanding voting securities of the Company or LG, as the case may be, immediately after such transaction, in each case other than the transactions contemplated by this Agreement.  Each of the transactions referred to in clauses (i) - (iii) of the foregoing definition of Acquisition Proposal, other than the Merger proposed by this Agreement, is referred to herein as an “Acquisition Transaction.”

5.10.        Further Assurances.  At any time and from time to time after the Closing, each party to this Agreement agrees to cooperate with each other party and to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts as may be reasonably required to consummate the Transactions, including to provide any necessary information in connection with the Company’s filing its Information Statement with the SEC.

5.11.        Public Disclosure.  Prior to the Closing, each party to this Agreement shall consult with each other party before issuing any press release or otherwise making any public statements, announcements or communications with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement, announcement or communication without the prior written consent of the other parties, which consent shall not be unreasonably withheld, except as may be required by Applicable Law.

5.12.        Board of Directors.  Prior to the Effective Time, the Board of Directors of the Company, in accordance with Applicable Law, shall take all necessary action (including the resignation of existing directors) to cause its Board of Directors, as of the date that is the later of: (i) ten days after the filing of a Schedule 14F-1 Information Statement, if applicable, or (ii) the Effective Time (such date, the “Appointment Date”), to consist of a total of five directors, with all such directors to be designated in writing by LG, each to hold office from the Appointment Date until their respective successors are duly elected or appointed and qualify, or they resign or are removed.

5.13.        Compliance with Securities Laws Relating to the Issuance of the Merger Shares.  Prior to the Closing, LG shall request the LG Stockholders to execute an investment representation letter, in the form of Exhibit C (each an “Investment Letter”), providing their respective status as “accredited investors,” as such term is defined in Regulation D promulgated under the Securities Act.  The Company, Merger Sub and the Surviving Corporation shall take such steps as may be necessary to comply with all federal securities laws and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the Merger Shares in connection with the Merger.  LG shall use its best efforts, to the extent commercially reasonable, to assist the Company as may be necessary to comply with such federal securities laws and Blue Sky Laws.

5.14.        Reorganization.  Except for the transactions contemplated by this Agreement, the parties shall not take any action, or cause the Surviving Corporation to take any action, which would have the result of disqualifying the Merger as a reorganization pursuant to Section 368(a)(2)(E) of the Code.  In addition, no party shall adopt any position (or cause the Surviving Corporation to adopt any position) which is inconsistent with the treatment of the Merger as a tax-free reorganization.

5.15.        Reasonable Commercial Efforts and Further Assurances.  Each party, at the reasonable request of another party, and as soon as practicable, shall execute and deliver at the requesting party’s expense such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.16.        Indemnification.

(a)           All rights to indemnification and advancement of expenses existing in favor of those Persons who are or were directors, officers, agents or employees of the Company (the “Indemnified Persons”) for acts and omissions occurring prior to the Effective Time, as provided in the Company’s Certificate of Incorporation or Bylaws (in each case as in effect as of the date of this Agreement), excluding any actions or omissions of any Indemnified Person constituting willful misconduct or gross negligence, shall survive the Merger and shall be fully complied with by the Company and the Surviving Corporation, to the fullest extent permitted by the laws of the State of Delaware.

(b)           If at any time after the Closing of the Merger, the Company incurs any costs, fees or penalties of any kind relating to the representations made by the Company in Section 4.18 regarding Taxes (“Tax Costs”), regardless of any prior disclosure to LG, Regent shall indemnify, defend and hold harmless the Company and/or the Surviving Corporation, for any all damages, liabilities, costs and fees (including costs of defense and reasonable attorneys fees) incurred in connection with such Tax Costs.  Regent hereby acknowledges that the Company shall have a right of offset against any Regent Convertible Notes due and owing to Regent pursuant to this transaction in satisfaction thereof; provided, however, that Regent shall have the option of paying the Tax Costs in the form of cash, check or wire transfer within ten (10) calendar days after the delivery of written notice from the Company of any Tax Costs incurred.  In the event Regent shall fail to tender the cash payment on or before such 10th day and the Company shall determine to offset, the Company shall first seek to offset against the Regent Convertible Note in the principal amount of $50,000.  This indemnification right shall survive the Merger for a period of twenty four (24) months.

5.17.        Payment of Certain Expenses by LG.  Subject to and upon the Closing of the transactions contemplated in this Agreement, LG shall pay and/or reimburse Regent for fees payable by the Company to Ellenoff Grossman & Schole, the Company’s legal counsel, for services provided in connection with the Merger and all of the other transactions contemplated herein, in an aggregate amount not to exceed $30,000, payable, in cash, at Closing.

5.18       Survival of Representations and Warranties.  All representations, warranties and agreements made by the parties to this Agreement or in any certificate, schedule, document or instrument furnished hereunder or in connection with the execution and performance of this Agreement shall survive the Closing for a period of twelve (12) months, except for Section 4.18, which for purposes of Section 5.16(b), shall survive the Closing for a period of twenty four (24) months.

5.19       Recapitalization of Company Common Stock.  After the Closing, the Company agrees to use its best efforts to recapitalize the issued and outstanding shares of Company Common Stock by effecting a forward split of the Company Common Stock in the range of a 4:1 to 6:1 forward split, the result of which would increase the number of issued and outstanding shares of Company Common Stock after the Merger from 7,863,380 shares on a proportionate basis.  Pursuant to the provisions of the LG Exchange Convertible Notes and the Regent Convertible Notes, (a) the aggregate number of shares of Company Common Stock convertible pursuant to each such convertible note, immediately prior to such recapitalization, shall be increased, as a result of the recapitalization, by the same proportion as the forward split, and (b) the applicable conversion price per share of each such convertible note, immediately prior to such recapitalization, shall be reduced, as a result of such recapitalization, to such amount so that the aggregate conversion price of each such convertible note, after the recapitalization, shall remain unchanged.  Such recapitalization would be subject to the approval of the Company’s Board of Directors, each director exercising his fiduciary duties to the Company’s stockholders, and the approval of stockholders holding a majority of the issued and outstanding shares of Company Common Stock.  In the event the forward split does not occur on or before the one (1) year anniversary of the Closing Date, each of the conversion prices of the Regent Convertible Notes set forth in Section 2.5(a) shall be reduced by forty percent (40%).

ARTICLE VI
CONDITIONS TO CLOSING

6.1.        Conditions to Each Party’s Obligations to Consummate the Transactions.  The respective obligations of each party to this Agreement to consummate the Merger and the Transactions relating thereto, shall be subject to the following conditions, unless waived in writing prior to the Closing Date by LG, in the case of the Company or Merger Sub, or by the Company, in the case of LG:

(a)           Consents and Approvals. All consents, approvals, authorizations, orders and action of any Governmental Body required to permit the consummation of the Transactions shall have been obtained or made and shall be in full force and effect.

(b)           No Restraints. No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its reasonable best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

(c)           Investment Letter. Each LG Stockholder shall have delivered to the Company and LG a completed Investment Letter.

(d)           Exemption from Registration of Merger Shares.  The Company and LG shall be satisfied that the issuances of the Merger Shares shall be exempt from registration under the Securities Act pursuant to the provisions of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

(e)           No Bankruptcy.  No proceeding in which the Company, Merger Sub or LC or any of its Subsidiaries shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against any of the foregoing under any United States or state bankruptcy or insolvency law.

(f)           Audit.  At least five (5) Business Days prior to the Closing Date, LG shall have received and delivered to the Company (i) an audit of its consolidated financial statements for the fiscal years ended December 31, 2009 and 2010, including all applicable notes thereto, from an independent accounting firm as selected by LG, (ii) unaudited interim financial statements for the nine (9) months ended September 30, 2011, including all applicable notes thereto, and (iii) all other financial information required, pursuant to the applicable provisions of Regulation S-X including, without limitation any applicable proforma financial information.

6.2.        Conditions to Obligations of the Company and Merger Sub to Consummate the Transactions.

The obligations of the Company and Merger Sub to consummate the Merger and the Transactions relating thereto, shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by the Company:

(a)           Representations and Warranties.  The representations and warranties of LG contained herein shall be true and correct, in each case at and as of the Effective Time, with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

(b)           Performance of Obligations.  LG shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, at or prior to the Effective Time.

(c)           Officer’s Certificate.  LG shall have executed and delivered to the Company and Merger Sub a certificate, dated the Closing Date, and signed by an officer of LG, evidencing compliance with Sections 6.2(a) and 6.2(b) hereof.

(d)           Secretary’s Certificate.  The Company and Merger Sub shall have received from the Secretary of LG a certificate (i) certifying LG’s Articles of Incorporation, (ii) certifying the Bylaws of LG, (iii) certifying the resolutions of the Board of Directors of LG, (vi) certifying the resolutions of the stockholders of LG, and (v) attesting to the incumbency of the officers of LG.

(e)           Due Diligence.  The Company shall have completed its financial, business and legal due diligence investigation of LG to the Company’s and its counsel’s satisfaction which shall be determined at the sole and absolute discretion of the Company and its counsel.

(f)           Stock Certificates and Accompanying Stock Transfer Documents.  Certificates evidencing all of the LG Common Stock to be exchanged, at Closing, for the right to receive Merger Shares, pursuant to the terms of the Merger, shall have been delivered by the Exchange Agent to counsel to the Company in accordance with Section 2.2(a).

(g)           Approval.  LG shall have obtained the requisite approval of the LG Stockholders as required for the consummation of the Merger and this Agreement in accordance with the FLBCA.

(h)           Material Adverse Effect.  There shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Material Adverse Effect on LG or any of its Subsidiaries.

6.3.        Conditions to Obligations of LG to Consummate the Transactions.  The obligation of LG to consummate the Merger and the Transactions relating thereto, shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by TG:

(a)           Representations and Warranties.  The representations and warranties of the Company and Merger Sub contained herein shall be true and correct, in each case at and as of the Effective Time, with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

(b)           Performance of Obligations.  The Company and Merger Sub each shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it at or prior to the Effective Time.

(c)           Officer’s Certificate.  Each of the Company and the Merger Sub shall have executed and delivered to LG a certificate, dated the date of Closing and signed by an officer of the Company and the Merger Sub, respectively, evidencing compliance with Sections 6.3(a) and 6.3(b) hereof

(d)           Secretary’s Certificate.  LG shall have received from the Secretary of the Company and Merger Sub a certificate (i) certifying their respective Articles of Incorporation, (ii) certifying the Bylaws of the Company and Merger Sub, respectively, (iii) certifying the resolutions of the Board of Directors of the Company and Merger Sub, respectively, (vi) certifying the resolutions of the sole shareholder of Merger Sub, and (v) attesting to the incumbency of the officers of the Company and Merger Sub, respectively.

(e)           Due Diligence.  LG shall have completed its financial, business and legal due diligence investigation of the Company to LG’s and its counsel’s satisfaction which shall be determined at the sole and absolute discretion of LG and its counsel.

(f)           Certificates for Merger Shares.  The Company shall have made sufficient arrangement with its transfer agent for the delivery of certificates to the LG Stockholders, with respect to the Merger Shares, as provided in Section 2.2(b).

(g)           Approval.  Merger Sub shall have obtained the requisite approval of the Merger Sub Stockholders as required for the consummation of the Merger and this Agreement in accordance with the FLBCA.

(h)           Material Adverse Effect.  There shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Material Adverse Effect on the Company or Merger Sub.

(i)            DTC Eligibility. The Company Common Stock shall be eligible for the Depository Trust Company's full range of depository services.

(j)            Current Reports. The Company shall have filed with the SEC all SEC Reports required to be filed prior to the Closing.

(k)           Resignations.  Existing officers of Company shall resign as of the Closing Date and the existing board of directors of Company shall resign as of the Appointment Date.

(l)            Name Change. Within forty-five (45) days of the Closing, the name of the Company shall be changed to Latitude Global Holdings, Inc.

ARTICLE VII
TERMINATION

7.1.        Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of LG and the sole stockholder of Merger Sub:

(a)           by the mutual written consent of the parties to this Agreement;

(b)           by either the Company or LG, by written notice to the other if, for any reason, (i) the Closing has not occurred prior to the close of business on or before December 31, 2011 (unless such date is extended, by the mutual agreement of the parties); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company or LG, as applicable, if the party seeking to terminate the Agreement is responsible for the delay or (ii) if any condition to Closing under Article IV has not been satisfied;

(c)           by either the Company or LG, by written notice to the other, if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

(d)           at the election of the Company, if (i) LG has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or before thirty (30) Business Days following delivery of written notice of such breach by the Company to LG; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to the Company if the Company at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (ii) the Company or its counsel is not satisfied with the financial, business or legal due diligence investigation of LG or any item or issue that is discovered in the course of such investigation as determined by the Company or its counsel in its sole and absolute discretion; and

(e)           at the election of LG, if (i) the Company has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or before thirty (30) Business Days following delivery of written notice to the Company of such breach by LG; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to LG if LG, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (ii) LG or its counsel is not satisfied with the financial, business or legal due diligence investigation of the Company or any item or issue that is discovered in the course of such investigation as determined by LG or its counsel in its sole and absolute discretion.

7.2.        Effect of Termination.

(a)           In the event of the termination of this Agreement by either the Company or LG, or both of them, pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(d)(ii) or Section 7.1(e)(ii), (i) this Agreement shall forthwith become void and have no further force or effect, and (ii) there shall be no further liability under this Agreement on the part of LG or the Company, except, in either case, with respect to the provisions of Section 5.6, Section 5.7, Section 5.11, this Section 7.2 and Section 7.3, each of which shall survive the termination of this Agreement.

(b)           In the event of the termination of this Agreement by either (i) the Company, pursuant to the provisions of Section 7.1(d)(i) or (ii) LG, pursuant to the provisions of Section 7.1(e)(i), in each case, which shall include the attempted termination of this Agreement, by either party other than as provided in Section 7.1, in addition to the survival of the provisions set forth in Section 7.2(a), the breaching party shall be liable for the Expenses described in Section 7.3(b) hereafter.

7.3.        Expenses; Termination Fees.

(a)           Except as set forth in this Section 7.3, or otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

(b)           Notwithstanding the foregoing, in the event a party terminates this Agreement, in accordance with Section 7.1(d)(i) or Section 7.1(e)(i), as applicable, and the non-terminating party has been determined (i) by a court of competent jurisdiction (by a non-appealable decision), (ii) pursuant to a decision rendered in binding arbitration (which is not appealable) or (iii) by the parties, pursuant to a settlement agreement, in any case, to have materially breached this Agreement so as to provide for a right of termination pursuant to either Section 7.1(d)(i) or Section 7.1(e)(i), as applicable, then such non-terminating party shall be required to pay the terminating party’s Expenses incurred in connection with the transactions contemplated hereunder.

(c)           All payments required under Section 7.3(b) shall be made by wire transfer of immediately available funds to an account designated by the party to whom such payment will be made.

(d)           The term “Expenses” shall mean all out-of-pocket expenses incurred by the Company and its Affiliates, on the one hand, or LG and its Affiliates, on the other hand, in connection with this Agreement and/or any other Transaction Documents, any letter of intent related to this Agreement, and the transactions and due diligence contemplated hereby, including, without limitation, reasonable fees and expenses of accountants, attorneys and financial advisors.

(e)           The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of LG, the Company nor Merger Sub would enter into this Agreement.  Accordingly, if either party fails to promptly pay any amounts owing pursuant to this Section 7.3 when due, then the party from whom such payment is due shall in addition thereto pay to the other party all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the party entitled to such payment hereunder at the prime rate of Chase Manhattan as in effect from time to time during such period.

ARTICLE VIII
MISCELLANEOUS

8.1.          Certain Definitions; Rules of Construction.    Definitions shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Acquisition Proposal” has the meaning set forth in Section 5.9.

“Acquisition Transaction” has the meaning set forth in Section 5.9.

“Adjustment Event” has the meaning set forth in Section 2.3.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person.  The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means any Federal, state or local law, regulation, code, ordinance, statute, rule, Order, judgment, decree or other requirement of a Governmental Body applicable to the business of the Company or LG, as the context may require.

“Appointment Date” has the meaning set forth in Section 5.12.

“Benefit Plans” has the meaning set forth in Section 3.26.

“Blue Sky Laws” has the meaning set forth in Section 3.10.

“Business Day” means any day other than Saturday or Sunday or any other day on which banks in the State of New York are permitted or obligated to be closed for business.

“Certificate of Merger” has the meaning set forth in Section 1.2.

 “Claim” means any action, suit, claim, complaint, demand, litigation or similar proceeding.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

 “Company Common Stock” has the meaning set forth in Section 2.1(a).

“Company Stockholder” and “Company Stockholders” have the meaning set forth in Section 2.1.

“Conversion Rate” has the meaning set forth in Section 2.1(a).

“Dissenting Shares” shall have the meaning set forth in Section 2.9.

“Effective Time” has the meaning set forth in Section 1.2.

“Environmental Laws” means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by Governmental Body under federal, state, local or common law, indemnity agreements or other contractual obligations, in each case, pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. (“RCRA”), and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.2(a).

“Expenses” has the meaning set forth in Section 7.3(d).

“FLBCA” has the meaning set forth in the recitals.

“GAAP” has the meaning set forth in Section 3.14(b).

“Governmental Body” means any court, administrative or regulatory agency or commission or other governmental authority of competent jurisdiction.

“Hazardous Substances” means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls (“PCBs”) and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

“Indemnified Persons” has the meaning set forth in Section 5.16.

“Intellectual Property” means all of the following as they are used in connection with the business of a Person as presently conducted and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by such Person:

(a)           patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

(b)           trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

(c)           copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof;

(d)           trade secrets, confidential business information and other proprietary information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, technical data and databases, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection);

(e)           computer software programs, including, without limitation, all source code, object code, and documentation related thereto; and

(f)            Internet addresses, domain names, web sites, web pages and similar rights and items.

“Investment Letter” has the meaning set forth in Section 5.13.

“Knowledge” with respect to any Person, means the actual knowledge of any of the officers or directors of such Person after diligent inquiry.

“Legal Proceedings” has the meaning set forth in Section 3.7.

“LG” has the meaning set forth in the preamble.

“LG Common Stock” has the meaning set forth in Section 2.1(a).

“LG Consent” has the meaning set forth in Section 5.3.

“LG Convertible Securities” has the meaning set forth in Section 2.4 (a).

“LG Exchange Convertible Notes” has the meaning set forth in Section 2.4(b).

“LG Financial Statements” has the meaning set forth in Section 3.14.

“LG Non-Converting Notes” has the meaning set forth in Section 2.4(a).

“LG Preferred Stock” has the meaning set forth in Section 2.4(a).

“LG Stockholder” and “LG Stockholders” have the meaning set forth in Section 2.1(a).

“LG Warrant” has the meaning set forth in Section 2.4.

“Lien” means any mortgage, pledge, lien, charge, easement, restrictive covenant, encumbrance, voting or transfer restriction, or security interest.

“Material Adverse Effect” means any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business or operations of a Person and its Subsidiaries, taken as a whole.

“Material Contract” means all contracts, agreements, understandings or arrangements, whether or not in writing, to which a Person is a party or by or to which any of them or any of their assets or properties are bound or subject, which has a contract value or obligation in excess of $100,000.

“Merger” has the meaning set forth in the recitals.

“Merger Shares” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the preamble.

“Merger Sub Consent” has the meaning set forth in Section 5.2.

“Orders” has the meaning set forth in Section 3.9.

“Permitted Liens” has the meaning set forth in Section 3.8.

“Person” means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Recapitalization Adjustments” has the meaning set forth in Section 2.5.

“Recent Reports” has the meaning set forth in Section 4.8.

“Regent” has the meaning set forth in Section 2.4.

“Regent Convertible Note” and “Regent Convertible Notes” have the meaning set forth in Section 2.5.

“Representatives” has the meaning set forth in Section 5.9.

“SEC” has the meaning set forth in Section 4.7(a).

“SEC Reports” has the meaning set forth in Section 4.7(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder” and “Stockholders” have the meaning set forth in Section 2.1(a).

“Subsidiary” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” means any taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security (or similar), unemployment, excise, severance, stamp, occupation, real or personal property, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, registration, alternative or add-on minimum, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon whether disputed or not, imposed by any taxing authority (Federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

“Tax Costs” has the meaning set forth in Section 5.16(b).

“Tax Return” means any returns, declarations, reports, estimates, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement and each of the agreements and instruments contemplated hereby or thereby, including, without limitation, the Certificate of Merger, all certificates deliverable by the parties, pursuant to Section 6.2 and Section 6.3, the disclosure schedules and all documents, instruments or agreements attached to or contemplated by any of the foregoing.

“Transactions” has the meaning set forth in Section 3.3.

8.2.          Waivers and Amendments.  Subject to Applicable Law, this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.3.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

8.4.          Notices.  Any notices or other communications required under this Agreement shall be in writing and be effective (a) upon delivery if given by hand delivery or facsimile transmission; (b) on the next day after given if delivered by overnight courier; (c) on the third day after depositing with the U.S. Postal Service, if delivered by certified mail, return receipt requested; or (d) upon receipt by email delivery, if receipt is confirmed, and shall be given at the addresses, facsimile numbers or email addresses set forth below, with copies provided as follows:

(a)	if to the Company or Merger Sub:

Blink Couture, Inc.
c/o Regent Private Capital, LLC
5727 S. Lewis Ave,
Tulsa, OK 74105
Attn:  Lawrence Field, Chief Executive Officer
Fax: (918) 392-2861
Email: lfield@regentprivatecapital.com

with a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

Attn: Scott M. Miller, Esq.
Fax: (212) 370-7889
Email: smiller@egsllp.com

(b)	if to LG:

Latitude Global, Inc.
6022 San Jose Blvd, 2nd Floor
Jacksonville, FL 32217
Attn: Brent W. Brown, Chief Executive Officer
Fax: (904) 730-0010
Email: bbrown@the-brownstonegroup.com

with copies to:

Greenberg Traurig, P.A
5100 Town Center Circle
Suite 400
Boca Raton, FL 33486
Attn: Bruce C. Rosetto, Esq.
Fax: (561) 367-6225
Email: rosettob@gtlaw.com

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein proved.

8.5.          Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.6.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.  This Agreement may be executed by facsimile or other electronic image transmission technology.  Copies of signature pages delivered by facsimile or other means of electronic image transmission shall have the same force and effect as originals thereof.

8.7.          Assignments.  This Agreement, by operation of law or otherwise, shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

8.8.          Entire Agreement; Enforceability.  This Agreement and the other Transaction Documents, including the Exhibits and Schedules attached hereto and thereto:  (i) constitute the entire agreement among the parties with respect to the Transactions and supersede all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof; and (ii) shall be binding upon, and are solely for the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedy of any nature whatsoever hereunder or by reason of this Agreement or any of the other Transaction Documents.

8.9.          Severability.  Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.10.        Third Party Beneficiary.  The parties intend that there are no third party beneficiaries to this Agreement.

8.11.        Post Closing Obligations.  For the twelve month period commencing upon the closing of the Merger, Regent shall be granted piggyback registration rights with respect to all shares of Company Common Stock owned by Regent, at the Effective Time including, without limitation, all shares of Company Common Stock underlying the Regent Convertible Notes; provided however, that Regent (and any members of Regent who may participate in the piggyback registration rights) shall execute a lock up agreement on the same terms and conditions as any selling shareholder of Company in such registration statement as a condition of Regent, or any of its members, being listed in the registration statement.  The Company shall enter into a Registration Rights Agreement with Regent, in the form of Exhibit D annexed hereto, in furtherance of the registration rights described herein. This provision shall survive the Closing.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

BLINK COUTURE, INC.

By:	/s/ Lawrence Field
Name: Lawrence Field
Title: Chief Executive Officer

LATITUDE GLOBAL ACQUISITION CORP.

By:	/s/ Lawrence Field
Name: Lawrence Field
Title: Chief Executive Officer

LATITUDE GLOBAL, INC.

By:	/s/ Brent W. Brown
Name: Brent W. Brown
Title: Chief Executive Officer

Acknowledged and accepted by and hereby agreeing to be bound by the provisions relating to Section 5.16(b) of the Agreement:

REGENT PRIVATE CAPITAL, LLC

By:	/s/ Lawrence Field
Name: Lawrence Field
Title: Managing Director

EXHIBIT A

FORM OF LG EXCHANGE CONVERTIBLE NOTE

THESE SECURITIES AND ANY SECURITIES UNDERLYING THESE  SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

BLINK COUTURE, INC.

CONVERTIBLE PROMISSORY NOTE

$_____________________	____________________, 2011

Blink Couture, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to ________________ (“Holder”), the principal sum of ___________________ Dollars ($________) together with interest thereon as set forth hereinafter.  Payment for all amounts due hereunder shall be made to the Holder at the following address: ____________________________________________________________________________________________  The Holder may change the payment address by written notice to the Company.

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Maturity.  All principal and accrued interest shall be due and payable as set forth in Exhibit A attached hereto (the “Maturity Date”) unless the principal hereof is declared due and payable by Holder upon the occurrence of an Event of Default (as defined below) prior to the Maturity Date.

2.           Interest Rate.  Interest shall accrue on the outstanding principal balance of this Note at the rate set forth in Exhibit A attached hereto.  Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.  From and after the Maturity Date, or from and after the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Holder’s option, bear interest at the default rate set forth in Exhibit A attached hereto.

3.           Waiver.  The Company consents to any and all extensions of time, renewals or waivers that may be granted by Holder with respect to the payment or other provisions of this Note.  The Company agrees that makers, endorsers, guarantors and sureties may be released without notice and without affecting the Company’s liability hereunder.

4.           Prepayment.  All principal and interest due under this Note may be prepaid by the Company in whole or in part, without penalty, at any time, subject to the conditions set forth in Exhibit A attached hereto.

5.           Default.

a.           If any of the events specified in this Section 5 shall occur (herein individually referred to as an “Event of Default”), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

i.  Default in the payment of the principal or unpaid accrued interest of this Note when due and payable, which is left uncured for a period of 10 business days;

ii.  Any default under any of the other material terms of this Note which is left uncured for a period of 30 days after receipt of written notice thereof;

iii.  The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action, which is not dismissed within 90 calendar days; or

iv.  If, within 90 calendar days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 90 calendar days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

b.           Holder’s Rights Upon Event of Default. Upon the occurrence and continuance of any Event of Default, Holder in its sole and absolute discretion shall have the right to:

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i.  convert all of the principal amount and unpaid accrued interest due under this Note into shares of the Company’s common stock, par value $.001 per share (“Common Stock”) in accordance with Section 6 below; or

ii.  declare all unpaid interest and principal immediately due and payable and exercise all legal rights and remedies available at law and in equity.

6.           Conversion.

a.           Terms of Conversion.  This Note shall be convertible into shares of the Company’s Common Stock as provided in Exhibit A attached hereto.

b.             Adjustment.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 6(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

i.   Merger, Sale of Assets, etc.  If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

ii.   Reclassification, etc.  If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock issuable immediately prior to such reclassification or other change.

iii.   Splits, Combinations and Dividends.  If the shares of Common Stock  are subdivided or combined into a greater or smaller number of shares, or if a dividend is paid on the Common Stock in the form of additional shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of the Common Stock or Common Stock dividend or proportionately increased in the case of combination of the Common Stock, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

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c.             Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 6(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

7.           Subscription Rights. So long as this Note is outstanding, Holder shall have the right to participate in any offering of the Company’s securities on the same terms and conditions as the other subscribers to such offering.

8.           Representations and Warranties. The Company hereby represents and warrants:

a.           Due Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its organizational or charter documents.

b.           Authorization: Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder. The execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of managers or its members in connection therewith. This Note has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.           No Conflicts. The execution, delivery and performance of this Note by the Company and the consummation by the Company of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

9.           Miscellaneous.

a.           Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  This Note may be assigned by Holder at any time upon notice to and with written consent of the Company.

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b.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

c.           Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid to the address of Holder set forth on the first page of this Note or to the address of the Company as follows:

Blink Couture, Inc.
6022 San Jose Blvd 2nd Floor
Jacksonville FL 32217
Attention:  Brent Brown

Notice shall conclusively be deemed to have been given and received when personally delivered or 3 business days after deposited in the mail or one business day after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

d.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws. Exclusive venue for any actions brought pursuant to this Note shall be in the federal and state courts in and for Duval County, Florida.

e.           Entire Agreement. This Agreement sets forth the parties’ final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements.

f.           Severability. If any part of this Note is adjudged illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note that can be given effect without such provision.

g.           Shareholder Status.  The Holder shall not have rights as a shareholder of the Company with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a shareholder of the Company with respect to the shares of Common Stock to be received by Holder after receipt by the Company of a duly executed and timely delivered Conversion Notice by Holder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Blink Couture, Inc.

By:
Brent W. Brown, Chairman and Chief Executive Officer

NOTICE OF CONVERSION

(To be executed and delivered by the Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Blink Couture, Inc. (the “Company”) on ______________, 20___ into shares of the Company’s common stock, par value $.001 per share according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_____________________________________________________________

Conversion Price:  ________________

$ Amount to be  Converted:_______________________________________________________

Shares of Common Stock to be Issued:______________________________________________

If jointly held:

Print Name:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Date:	Date:

Exhibit A

Additional Terms

EXHIBIT B

FORM OF REGENT CONVERTIBLE NOTE

THESE SECURITIES AND ANY SECURITIES UNDERLYING THESE  SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

BLINK COUTURE, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$_____________________	____________________, 2011

Blink Couture, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to REGENT PRIVATE CAPITAL, LLC (“Holder”), the principal sum of ___________________ Dollars ($________) together with interest thereon as set forth hereinafter.  Payment for all amounts due hereunder shall be made to the Holder at the following address: 5727 S. Lewis Ave, Tulsa OK 74105, Attention: Lawrence Field, Managing Director, Fax: (918) 392-2861. The Holder may change the payment address by written notice to the Company.

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Maturity.  All principal and accrued interest (after the deduction of any prepayments made pursuant to Section 4 herein) shall be due and payable on [_______] [being 24 months after the Closing Date] (the “Maturity Date”) unless the principal hereof is declared due and payable by Holder upon the occurrence of an Event of Default (as defined below) prior to the Maturity Date.

2.           Interest.  Interest shall accrue on the outstanding principal balance of this Note at the rate of seven percent (7%) per annum.  Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed and shall be payable on a quarterly basis, in arrears on or before the first day of each fiscal quarterly period of the Company.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to nine percent (9%) per annum commencing from the date such interest is due hereunder through and including the date of actual payment in full.

3.           Waiver.  The Company consents to any and all extensions of time, renewals or waivers that may be granted by Holder with respect to the payment or other provisions of this Note.  The Company agrees that makers, endorsers, guarantors and sureties may be released without notice and without affecting the Company’s liability hereunder.

4.           Prepayment.

a.           Right to Prepay.  All principal and interest due under this Note may be prepaid by the Company in whole or in part, without penalty, at any time as provided in this Section 4 with prior written notice to Holder.  Any prepayments made by the Company on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

b.           Notice of Prepayment.  The Company shall give Holder written notice of prepayment (“Prepayment Notice”) not less than ten (10) calendar days prior to the date fixed for prepayment of this Note or any portion thereof.  The Prepayment Notice shall be given to Holder, pursuant to any of the methods for notice provided in Section 9(c) hereof,  at the address last shown on the records of the Company for such Holder or given by such Holder to the Company for the purpose of notice.  Any Prepayment Notice which was given in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the Prepayment Notice.

c.           Conversion in Lieu of Redemption.  Within seven (7) calendar days of the Company’s first mailing of the Prepayment Notice, Holder shall have the option of converting this Note as provided in Section 6 hereof.  Holder shall send written notice in the form attached hereto as Annex “A” (“Notice of Conversion”) to the Company of such Holder’s intent to exercise this option by facsimile or mail post-marked no later than the seventh (7th) calendar day after the Company first mailed the Prepayment Notice.

5.           Default.

a.           If any of the events specified in this Section 5 shall occur (herein individually referred to as an “Event of Default”), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

i.  Default in the payment of the principal or unpaid accrued interest of this Note when due and payable, which is left uncured for a period of ten (10) business days;

ii.  Any default under any of the other material terms of this Note which is left uncured for a period of 30 days after receipt of written notice thereof;

iii.  The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, which is not dismissed within 90 calendar days; or

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iv.  If, within 90 calendar days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 90 calendar days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

b.           Holder’s Rights Upon Event of Default. Upon the occurrence and continuance of any Event of Default, Holder in its sole and absolute discretion shall have the right to:

i.  convert all of the principal amount and unpaid accrued interest due under this Note into shares of the Company’s common stock, par value $.0001 per share (“Common Stock”) in accordance with Section 6 below; or

ii.  declare all unpaid interest and principal immediately due and payable and exercise all legal rights and remedies available at law and in equity.

6.           Conversion Rights.

a.           Conversion.

i.  Voluntary Conversion.  The Holder, at its option, so long as any portion of this Note remains outstanding, may elect to convert (x) any outstanding and unpaid principal portion of this Note and/or (y) any accrued but unpaid interest then outstanding (the date of giving of such notice of conversion being a “Voluntary Conversion Date”) into shares of the Company’s Common Stock, at the conversion price as defined in Section 6(b) hereof (the “Conversion Price”).

ii.  Mandatory Conversion.  All but not less than all outstanding and unpaid principal portion of this Note is mandatorily convertible into Common Stock, at the then-applicable Conversion Price, on the date that is the earlier of: (x) at any time, at the option of the Corporation, provided that the Common Stock is (1) listed or quoted on a trading market, such as an exchange or other quotation medium, and (2) the average daily trading volume is at least 30,000 shares per day and the daily volume weighted average price of the Common Stock exceeds one hundred and twenty five percent (125%) of the then-applicable Conversion Price per share of Common Stock for twenty (20) consecutive trading days; and (y) immediately prior to the effective date of any consolidation or merger with or conveyance of all or substantially all of the Company’s property and assets to any other entity or entities. The date of any such mandatory conversion is referred to herein as the “Mandatory Conversion Date.”  In addition, any accrued, but unpaid, interest outstanding on the Mandatory Conversion Date shall be paid to the Holder, within ten (10) business days thereafter.

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iii.  Method of Conversion.  The Company shall issue and deliver to the Holder within three (3) business days after the Voluntary Conversion Date or the Mandatory Conversion Date (such third day being the “Delivery Date”) a certificate evidencing the shares of Common Stock issuable for the portion of the Note converted in accordance with the foregoing.  The shares of Common Stock issuable upon conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if applicable, to be converted, by the Conversion Price.  On the Voluntary Conversion Date or the Mandatory Conversion Date, as the case may be, any and all obligations of Company with respect to the portion of the Note so converted shall be deemed satisfied, and Company will have no further obligation under the Note with respect to such converted portion in any way other than to issue the shares of Common Stock.

b.           Conversion Price.  Subject to adjustment as provided in Section 6(c) hereof, the Conversion Price per share of Common Stock shall be ____________________ ($____________).  Fractional shares will not be issued and will instead be rounded up to the nearest whole share.

c.           Adjustment.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 6(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

i.   Reclassification, etc.  If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock issuable immediately prior to such reclassification or other change.

ii.   Splits, Combinations and Dividends.  If the shares of Common Stock  are subdivided (“Forward Split”) or combined (“Reverse Split”) into a greater or smaller number of shares, or if a dividend is paid on the Common Stock in the form of additional shares of Common Stock, the Conversion Price shall be proportionately reduced in case of a Forward Split or Common Stock dividend or proportionately increased in the case of a Reverse Split, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.  In the event a Forward Split has not occurred on or before the one (1) year anniversary of the date of this Note, the Conversion Price shall be reduced by forty percent (40%).

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iii.  Adjustment to Conversion Price.  In the event that any adjustments are made to the number of shares of Common Stock issuable under this Note, pursuant to the provisions of this Section 6(c), the then applicable Conversion Price shall be correspondingly adjusted so that the total amount payable to fully convert this Note immediately after such adjustment shall remain the same as it was immediately prior to such adjustment.

iv.  Notice of Adjustment.  Upon the occurrence of an event specified in this Section 6(c), the Company shall promptly provide written notice to the Holder, pursuant to any of the methods for notice provided in Section 9(c) hereof, setting forth the adjustment and a statement of the facts requiring such adjustment.

d.             Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 6(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by Company to the Holder for the principal balance of this Note which shall not have been converted or paid.

e.           Reservation of Shares.  The Company shall, at all times that this Note is outstanding, reserve from its authorized and unissued Common Stock a sufficient amount of Common Stock to permit the full conversion of this Note.

7.           Additional Provisions.

a.           Limitations on Conversion.  Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not affect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) business days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to another promissory note issued by the Company to the initial Holder, of even date herewith.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company.

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b.           Registration Rights.  The shares of Common Stock issuable to the Holder, upon any conversion of this Note, pursuant to the provisions of Section 6 hereof, are subject to certain “piggyback” registration rights, the specific terms and conditions of which are set forth in a Registration Rights Agreement, of even date herewith, between the Company and the initial Holder.

8.           Unconditional Obligation; Fees, Waivers, Other.

a.           The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever; provided however the Company shall have the right to set off against this Note with respect to any indemnification matter arising pursuant to Section 5.16 of the Agreement and Plan of Merger by and among the Company, Latitude Global Acquisition Corp. and Latitude Global, Inc. dated November 10, 2011.

b.            If, following the occurrence of an Event of Default, the Holder shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on this Note (such principal and interest only being due and payable if the Holder does not elect to convert this Note, as provided in clause (i) of Section 5(a) hereof), all reasonable costs and expenses incurred by the Holder in connection therewith including, without limitation, reasonable attorneys fees and disbursements.

c.           No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

d.           The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

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9.           Miscellaneous.

a.           Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  This Note may not be assigned by Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

b.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

c.           Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid to the address of Holder set forth on the first page of this Note or to the address of the Company as follows:

Blink Couture, Inc.
6022 San Jose Blvd, 2nd Floor
Jacksonville, FL 32217
Attn: Brent W. Brown, Chief Executive Officer
Fax: (904) 730-0010

with copy to:
Greenberg Traurig, P.A
5100 Town Center Circle
Suite 400
Boca Raton, FL 33486
Attn: Bruce C. Rosetto, Esq.
Fax: (561) 367-6225

Copies of all notices also should be sent to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Scott M. Miller, Esq., Fax: (212) 370-7889.  Notice shall conclusively be deemed to have been given and received when personally delivered or five (5) business days after deposited in the mail or two (2) business days after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

d.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

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e.           Suits for Enforcement of this Note.  If any one or more Events of Default shall occur and be continuing, the Holder may proceed to (i) protect and enforce the Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder.  No right or remedy herein or in any other agreement or instrument conferred upon the Holder is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

f.           Entire Agreement. This Agreement sets forth the parties’ final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements.

g.           Severability. If any part of this Note is adjudged illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note that can be given effect without such provision.

h.           Shareholder Status.  The Holder shall not have rights as a shareholder of the Company with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a shareholder of the Company with respect to the shares of Common Stock to be received by Holder after receipt by the Company of a duly executed and timely delivered Conversion Notice by Holder.

i.           Replacement of Note.  In the event that this Note is mutilated, destroyed, lost or stolen, the Company shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen.  In the case of destruction, loss or theft, the Holder shall furnish to the Company indemnity reasonably satisfactory to the Company, and in any such case, and in the case of mutilation, the Holder shall also furnish to Company evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof.  Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.  Every Note issued pursuant to the provisions of this Section 9(i), in substitution for this Note, shall constitute an additional contractual obligation of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Blink Couture, Inc.

By:
Brent W. Brown, Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be executed and delivered by the Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Blink Couture, Inc. (the “Company”) on ______________, 20___ into shares of the Company’s common stock, par value $.0001 per share according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_____________________________________________________________

Conversion Price:  ________________

$ Amount to be  Converted:_______________________________________________________

Shares of Common Stock to be Issued:______________________________________________

If jointly held:

Print Name:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Date:	Date:

EXHIBIT C

FORM OF INVESTMENT LETTER

BLINK COUTURE, INC.

INVESTMENT LETTER

To Whom it May Concern:

In connection with the issuance by BLINK COUTURE, INC., a Delaware corporation (the “Corporation”) of _________ shares of its common stock, par value $.0001 per share (the “Securities”) pursuant to an Agreement and Plan of Merger dated as of November __, 2011 (the “Agreement”), to the undersigned (the “Holder”), Holder hereby makes the following acknowledgments, representations and warranties:

1.           Investment Intent. The Holder is acquiring the Securities for investment solely for his/her/its own account, for investment purposes only and not with a present view to any distribution, transfer or resale to others, including any “distribution” within the meaning of Securities Act of 1933, as amended, (the “Securities Act”). The Holder further represents that he/she/it understands that the effect of the above representation is (i) that he/she/it does not now have in mind a present intent to sell or otherwise dispose of all or any part of the Securities upon the occurrence or non-occurrence of any pre-determined event; (ii) that the Corporation is relying on the truth and accuracy of such representations in allowing transfer of the Securities to him/her/it without first registering the Securities under the Securities Act; and (iii) that the Corporation will not be required to further transfer any of the Securities unless and until it shall have received a written legal opinion of counsel, stating that the said transfer and disposition is permissible under and does not violate any of the terms of the Securities Act, and the Rules and Regulations promulgated thereunder, or a “no action” letter from such commission to such effect unless and until such shares are so registered.  The Holder understands that the Securities have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of the representations made herein.

2.           Financial Ability. The Holder is financially able to bear the economic risks of an investment in the Corporation and has no need for liquidity in this investment. Furthermore, the financial capacity of the Holder is of such a proportion that the total cost of the Holder’s commitment is not material when compared with his/her/its total committed capital. The Holder is financially able to suffer a complete loss of this investment.

3.           Experience. The Holder, by himself/herself/itself or together with Holder’s advisors has/have such knowledge and experience in financial, tax and business matters in general and with respect to investments of a nature similar to that evidenced by the Securities so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Securities.

4.           Limited Public Market.  The Holder understands that currently there is a limited public market for the securities of the Corporation and that the Corporation has made no assurances that an adequate public market will ever exist for the Corporation’s securities.

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5.           Restriction on Transfer.  The Holder is aware that it cannot sell or otherwise transfer the Securities without registration under applicable securities laws or without an exemption therefrom, and is aware that he/she/it will be required to bear the financial risks of its acquisition for an indefinite period of time because, among other reasons, the Securities has not been registered with any regulatory authority and, therefore, cannot be transferred or resold unless subsequently registered under applicable securities laws or an exemption from such registration is available. The Holder also understands that the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from registration under applicable securities laws. The Holder acknowledges and agrees that stop-transfer instructions will be given to the transfer agent of the common stock of the Corporation to prevent any unauthorized or illegal transfer of the Securities.

6.           Restrictive Legend. The Holder acknowledges and agrees that certificates representing the Securities will bear a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

7.           Information on the Company.  The Recipient has at all times been given the opportunity to obtain reasonably requested additional information, to verify the accuracy of the information received and to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Recipient’s investment in the Company and the nature and prospects of the Company’s business.

8.           Reliance for Exemptions. The Holder understands that the Securities are being issued to him/her/it pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that the Company is relying upon the investment and other representations made herein as the basis for such exemptions.

9.           Accredited Investor Status.  The Holder is an “accredited investor” as described under Rule 501(a) promulgated under the Securities Act, a copy of which is attached as Exhibit A hereto.

10.         Accuracy of Holder Representations.  The Holder represents and warrants that that the information and representations contained in this letter and all of the written information pertaining to such Holder which such Holder may furnish to the Company, including all information pertaining to the Holder  which is set forth in the Accredited Investor Questionnaire attached to this letter as Exhibit B, is correct and complete as of the date hereof and as of the Closing Date of the Agreement, and if there should be any material change in such information thereafter, the Holder shall promptly furnish such revised or corrected information to the Company.

[Signature Page Follows]

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[Signature Page to Investment Letter]

IN WITNESS WHEREOF, the undersigned Holder has executed this Investment Letter as of the date set forth below.

Dated:  ____________, 2011

By:

Name:

Its:

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Exhibit A

Definition of Accredited Investor

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.
Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.
Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;1

6.
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.

1  Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act) , signed into law by President Obama on July 21, 2010, amends the definition of "accredited investor" to exclude the value of an investor's primary residence from the $1.0 million net worth calculation.  Pending implementation of the changes required by the Act, the related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded. Indebtedness secured by the investor’s primary residence in excess of the value of the home should be considered a liability and deducted from the investor’s net worth.

Exhibit B

Accredited Investor Questionnaire

ACCREDITED INVESTOR QUESTIONNAIRE

Dear Investor:

The information contained in this questionnaire is being furnished to Blink Couture, Inc., a Delaware corporation (the “Company”), in order that the Company may determine whether acquisition of the Company’s securities (the “Securities”) may be made to you, as an investor, in light of the requirements of Regulation D promulgated under the Securities Act and certain exemptions contained in state securities laws. You understand that the information is needed for the Company to determine whether it has reasonable grounds to believe that you are an “accredited investor” as that term is defined in Regulation D and that you have such knowledge and experience in financial, investment and business matters that you are capable of evaluating the merits and risks of the investment in the Company’s Securities.  You understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Securities may not be registered under the Securities Act, (c) the Securities may not be registered under the securities laws of any state, and (d) this questionnaire is not an offer to acquire the Securities or any other securities in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives.  You understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished by the investor:

Please answer all questions. If the answer is “none” or “not applicable,” please so state.

INFORMATION REQUIRED OF EACH INVESTOR:

1.	A.	If Investor is an Individual:

Name:___________________________________     Age: _____________________

Social Security Number:_____________________     No. of Dependents:__________

Marital Status:_____________________________     Citizenship:________________

If Interests are to be jointly held:

Name:___________________________________      Age: _____________________

Social Security Number:_____________________      No. of Dependents:__________

Marital Status:_____________________________      Citizenship:________________

B.           If Investor is an Entity:

Name:___________________________________    State of Organization:________

EIN: _________________________               Date of Formation: ________________

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2.           A.           If Investor is an Individual:

Residence Address:_____________________________________________

____________________________________________________________

Mailing Address (if different):____________________________________

____________________________________________________________

Telephone Number: _______________________________

Facsimile Number: ________________________________

Email Address: ___________________________________

B.           If Investor is an Entity:

Business Address:______________________________________________

_____________________________________________________________

Mailing Address (if different):____________________________________

_____________________________________________________________

Telephone Number: _______________________________

Facsimile Number: ________________________________

Email Address: ___________________________________

3.	A.	If Investor is an Individual:

State in which the investor:

is licensed to drive. _______________

is registered to vote. _______________

B.           If Investor is an Entity:

State in which the investor:

files income tax returns. ___________________

has principal place of business.______________

4.	If Investor is an Individual:

Please describe your current employment, including the company by which you are employed and its principal business: _________________________________________________

___________________________________________________________________

Please describe any college or graduate degrees held by you: __________________

___________________________________________________________________

___________________________________________________________________

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6.	If Investor is an entity:

Provide the total assets of the entity as of a recent date:

Assets:$_________________     Date:___________________

* In the event the entity has less than $5,000,000 in assets, each shareholder, partner, member, or beneficiary (in the case of a Trust) must be an accredited investor and complete this questionnaire.

7.	If Investor is an Individual:

Please initial on the line applicable to you under “Individual” and to you and your spouse under “Joint”:

        (a)   Gross Income During Last Two Years

Individual		Joint (with spouse)

2009	2010	2009	2010
				Less than $200,000

				$200,000 - 299,000

				$300,000 - 1,000,000

				More than $1,000,000

(b)	Anticipated Gross Income During 2011

Individual	Joint (with spouse)

Less than $200,000

$200,000 - $299,000

$300,000 - $1,000,000

More than $1,000,000

(c)	Current Net Worth Exclusive of Primary Residence2

Less than $1,000,000

$1,000,000 - $5,000,000

More than $5,000,000

9.	Is the investor involved in any litigation, which, if an adverse decision occurred, would materially affect the investor’s financial condition?

Yes ____ No ____

If yes, please provide details: ________________________________________________

_______________________________________________________________________

2 Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act), signed into law by President Obama on July 21, 2010, amends the definition of "accredited investor" to exclude the value of an investor's primary residence from the $1.0 million net worth calculation.  Pending implementation of the changes required by the Act, the related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded. Indebtedness secured by the investor’s primary residence in excess of the value of the home should be considered a liability and deducted from the investor’s net worth.

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10.	The investor is an experienced and sophisticated investor or is advised by a qualified investment advisor, all as required under the securities laws and regulations.

Yes ____ No ____

11.	The investor understands the full nature and risk of an investment in the Securities and can afford the complete loss of the entire investment in the Securities.

Yes ____      No ____

12.	The investor is able to bear the economic risk of an investment in the Securities for an indefinite period of time and understands that an investment in the Securities may be illiquid.

Yes ____ No ____

13.
Does the investor have any other investments or contingent liabilities that the investor reasonably anticipates could cause the need for sudden cash requirements in excess of cash readily available to the investor?

Yes ____ No ____

If yes, please explain:    _______________________________________________

____________________________________________________________

14.	Please describe the investor’s experience as an investor (including amounts invested) in securities, particularly investments in non-marketable and tax incentive securities.

___________________________________________________________________

___________________________________________________________________

15.	Has the investor participated in other private placements of securities?

Yes ____ No ____

If yes, please provide details: ____________________________________________

___________________________________________________________________

16.	In evaluating the merits and risks of this investment, does the investor intend to rely upon the advice of the investor’s attorney, accountant, or other advisor?

Yes ____ No ____

17.	If the investor is an entity, was it formed for the specific purpose of acquiring the securities offered?

Yes ____ No ____

18.	Manner in which title to Securities is to be held: (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership

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(e)	Tenants in Common
(f)	Company
(g)	Trust
(h)	Other

The investor understands that Company will be relying on the accuracy and completeness of the investor’s responses to the foregoing questions and the investor represents and warrants to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether or not the offering in which the investor proposes to participate is exempt from registration under the Securities Act and the securities laws of certain states;

(ii)	The investor will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the investor of the Securities; and

(iii)
The investor or its management, in case of an entity, has sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment; the investor is able to bear the economic risk of the investment in the Securities and currently could afford a complete loss of such investment.

[SIGNATURE PAGE  FOLLOWS]

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[ACCREDITED INVESTOR QUESTIONNAIRE SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire as of the date set forth below and declares under oath that it is truthful and correct to the best of the undersigned’s knowledge.

Signature of the Investor or Authorized Signatory of Investor: ______________________________

Name of Investor:  _________________________________________________________________

Name of Authorized Signatory:  ______________________________________________________

Title of Authorized Signatory:  _______________________________________________________

Date: ________________________________

If jointly held:

Signature of the Investor or Authorized Signatory of Investor: ______________________________

Name of Investor:  _________________________________________________________________

Name of Authorized Signatory:  ______________________________________________________

Title of Authorized Signatory:  _______________________________________________________

Date: ________________________________

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EXHIBIT D

FORM OF PIGGYBACK REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of ____________, 2011 (“Effective Date”), by and between Blink Couture, Inc., a Delaware corporation (the “Issuer”), and Regent Private Capital, LLC (“Holder”).

WHEREAS, in connection with an Agreement and Plan of Merger dated ______ (the “Merger Agreement”), the Company has agreed to grant Holder certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and applicable state securities laws with respect to certain Issuer securities held by Holder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1.           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(b).

“Conversion Shares” means the shares of Company Common Stock issuable upon conversion of the Regent Convertible Notes.

“Discontinuation Event” shall have the meaning set forth in Section 7(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Regent Shares” means all shares of Company Common Stock owned by Holder, at the Effective Time of the Merger.

“Registrable Securities” means (i) the Regent Shares, (ii) the Conversion Shares, and (iii) any capital stock of the Company issued or issuable in respect of the Regent Shares and the Conversion Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, combinations or similar events, if applicable); provided, however, that the shares of Company Common Stock which are Registrable Securities shall cease to be Registrable Securities upon (i) any sale or transfer of such securities pursuant to a Registration Statement, Rule 144 under the Securities Act or otherwise, or (ii) such Registrable Securities becoming eligible for sale pursuant to Rule 144.

“Registration Expenses” shall have the meaning set forth in Section 4.

“Registration Statement” means a registration statement filed by the Company with the SEC on any registration form prescribed by the SEC permitting a secondary offering or distribution, other than on Form S-4, Form S-8 or similar forms, including any amendments and supplements thereto.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Selling Agent” means any underwriter (as such term is defined in Section 2 of the Securities Act), selling agent, placement agent or any other licensed broker-dealer engaged to distribute or sell the Company’s securities on its behalf.

“Trading Market” means any of the OTC Markets Group, Inc. electronic quotation service, OTC Bulletin Board, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market, NYSE Amex (formerly known as the American Stock Exchange) or the New York Stock Exchange.

2.           Piggyback Registration.

(a)           At any time and from time to time while any portion of the Registrable Securities remain outstanding, whenever the Company proposes to file a Registration Statement, the Company will, prior to such filing, give written notice to Holder of its intention to do so and, upon the written request of Holder given within ten (10) calendar days after the Company provides such notice, the Company shall use its good faith efforts to cause all Registrable Securities which the Company has been requested by Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation or liability to Holder.  Furthermore, the Company shall not be required to include in any Registration Statement any Registrable Securities if a Holder has not provided the Company with the information requested in the written notice to Holder at least three (3) business days prior to the anticipated filing date of the Registration Statement.   In connection with any registration under Section 2, the Registrable Securities shall be junior and subordinate to any “demand” registration rights which may be granted by the Company.

2

(b)           In connection with any registration involving an offering of the Company’s securities by a Selling Agent, including an underwritten offering, the Company shall not be required to include any Registrable Securities in such offering unless Holder accepts the terms of the underwriting or selling/placement agent agreement as agreed upon between the Company and the Selling Agent (including entering into any lock-up agreements) and then only in such quantity as will not, in the sole discretion of the Selling Agent and/or the Company, jeopardize the success of the offering by the Company. If in the sole discretion of the Selling Agent and/or the Company, the registration of all, or part of, the Registrable Securities which Holder has requested to be included would jeopardize the success of such offering by the Company, then the Company shall be required to include in the offering only that number of Registrable Securities, if any, which the Selling Agent and/or the Company believe may be sold without causing such adverse effect.  If the number of Registrable Securities to be included in the offering in accordance with the foregoing is less than the total number of Registrable Securities which Holder has requested to be included, then Holder and each participant other than the Company in such offering shall participate in the offering pro rata based upon their total ownership of Registrable Securities and other registrable shares of Company Common Stock.  Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of securities the Company may register for sale by giving first priority for the securities to be registered for issuance and sale by the Company and the Selling Agent, and by giving second priority for the securities to be registered for sale by any Holder of Registrable Securities pursuant to the terms of this Agreement.

(c)           In connection with any registration involving a selling stockholder registration statement or any other registration statement not involving an underwritten offering of securities for the account of the Company or offering of the Company’s securities by a Selling Agent, the Company reserves the right to include only that number of Registrable Securities and other securities held by holders of registration rights, if any, as it shall determine in its sole discretion, may be sold without jeopardizing the success of the offering or having adverse effect on the offering, and the number of shares available to be registered shall be allocated among Holder and such other holders in the same manner as provided in Section 2(b).

(d)           As a condition of the Registrable Securities being included in a Registration Statement, Holder hereby agrees to enter into any lock-up agreements requested by the Selling Agent and/or Company, which lock-up will have the same terms and conditions as any other selling stockholder of the Company in such Registration Statement.

(e)           Holder may elect to withdraw its request for inclusion of Registrable Securities in any Registration Statement by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company may also elect to withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement with notice to Holder.

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3.           Registration Procedures.  When the Company proposes to effect the registration of any of the Registrable Securities under the Securities Act:

(a)           Holder shall furnish to the Company a completed selling stockholder questionnaire on a date that is not less than five (5) business days prior to the anticipated filing date of the Registration Statement and in the event Holder shall fail to do so within the prescribed time period, the Company shall not be required to include the Registrable Securities in such Registration Statement;

(b)           the Company shall furnish to Holder such number of copies of the Registration Statement and the Prospectus included therein as Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(c)           the Company shall list the Registrable Securities covered by the Registration Statement with any Trading Market on which the equity securities of the Company is then listed; and

(d)           the Company shall provide to the Holder all of the registration procedures provided to other selling shareholders under the Registration Statement.

4.           Registration Expenses.  All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the Financial Industry Regulatory Authority, transfer taxes, fees of transfer agents and registrars are called “Registration Expenses.” All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any counsel to Holder shall be the responsibility of Holder.  The Company shall only be responsible for Registration Expenses.

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5.           Indemnification.  In the event that any Registrable Securities are included in an effective Registration Statement under Section 2:

(a)            Company.  The Company agrees to indemnify and hold harmless, to the extent permitted by law, Holder and such Holder’s officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities (joint or several) and expenses to which such Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement, and the Company shall reimburse such Holder and each such director, officer and controlling Person for all reasonable legal and any other reasonable expenses incurred by them in connection with investigating or defending any such loss, claim, liability, expenses, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder for use therein or by such Holder’s failure to deliver a copy of the Registration Statement prospectus or any amendments or supplements thereto after the Company has furnished such Holder copies of the same.

(b)           Holder.  In connection with any Registration Statement in which Holder is participating, Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) result from (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, but only to the extent that such untrue statement is contained in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder for use therein, (ii) any omission or alleged omission by such Holder of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by Holder of applicable securities laws (except if caused by the Company) in connection with Holder’s sale of Registrable Securities, including without limitation alleged violations of Regulation M and any state “blue sky” laws, and such Holder shall reimburse the Company and each such director, officer and controlling person for all reasonable legal and any other reasonable expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the obligation to indemnify shall be several and not joint, for each Holder of Registrable Securities, and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

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(c)           Notice. Any person entitled to indemnification under this Section 5 will (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that the indemnified party may participate in such defense at such party’s expense. If such defense is assumed, the indemnifying party may not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment (with the written advice of counsel) of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The failure of an indemnified party to give written notice promptly as required by this subsection (c) shall not affect such indemnified party’s rights under this Section 5 except to the extent such failure is actually prejudicial to the rights and obligations of the indemnifying party.

6.           Effective Registration Period and Termination of Rights.

(a)           The Company shall use its reasonable best efforts to maintain the effectiveness of any Registration Statement during the Term (defined below) of this Agreement.

(b)           This Agreement, including but not limited to the rights set forth in Section 2 herein, shall terminate on the thirtieth (30th) month anniversary of the Effective Date of this Agreement (the “Term”).

7.           Miscellaneous.

(a)           Compliance.  Holder covenants and agrees that it (i) will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and (ii) promptly furnish to the Company all information required to be disclosed in the Registration Statement and Prospectus concerning Holder (including information in order to make the information previously furnished to the Company by Holder not misleading) and any other information regarding Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request.

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(b)           Discontinued Disposition.  Upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), Holder will forthwith discontinue disposition of its Registrable Securities under the applicable Registration Statement (in the case of clause (iii), in the applicable jurisdiction) until Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.  For purposes of this Section 7(b), a “Discontinuation Event” shall mean (i) any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (ii) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (iv) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.           Amendments and Waivers.  Provisions of this Agreement may be amended only with the written consent of the Company and Holder.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. .

9.           Notices.  All notices and other communications required or permitted hereunder shall be provided and become effective as set forth in Section 8.4 of the Merger Agreement.

10.         Assignment.  All or any portion of the rights under this Agreement may not be assigned by either party without the express written consent of the other party and in the event  of such authorized assignment, so long as such transferee, assignee or participant (as the case may be) agrees in writing to be bound by all of the provisions contained herein; provided however, that in the event of a private sale of the Registrable Securities, the registration rights hereunder may be transferred to the new Holder with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

11.         Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic (including PDF) transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

12.         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

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13.         Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

14.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14.         Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

BLINK COUTURE, INC.	REGENT PRIVATE CAPITAL, LLC

By:	By:

Print Name:	Print Name:

Title:	Title:

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